                                                                     Exhibit 2.4

===============================================================================


                               PURCHASE AGREEMENT


                                      among


                                    ZD INC.,


                            ZD HOLDINGS (EUROPE) LTD.


                                       and


                             WS-ZD Acquisition, Inc.



                          Dated as of December 6, 1999


===============================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page

ARTICLE I DEFINITIONS...........................................................................................2
---------

    SECTION 1.1 DEFINIT.........................................................................................2

ARTICLE II SALE AND PURCHASE OF ASSETS AND SHARES...............................................................5
----------

    SECTION 2.1 SALE AND PURCHASE OF ASSETS.....................................................................5
    SECTION 2.2 SALE AND PURCHASE OF SHARES.....................................................................6
    SECTION 2.3 EXCLUDED ASSETS.................................................................................6
    SECTION 2.4 ASSUMPTION OF LIABILITIES.......................................................................8
    SECTION 2.5 PURCHASE PRICES................................................................................10
    SECTION 2.6 PAYMENT OF PURCHASE PRICE......................................................................12
    SECTION 2.7 THE CLOSING....................................................................................13
    SECTION 2.8 POST-CLOSING PURCHASE PRICE ADJUSTMENTS........................................................13
    SECTION 2.9 CERTAIN EUROPEAN RESTRUCTURING MATTERS.........................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................................16
-----------

    SECTION 3.1 ORGANIZATION AND GOOD STANDING.................................................................16
    SECTION 3.2 CAPITALIZATION.................................................................................16
    SECTION 3.3 CORPORATE AUTHORITY............................................................................17
    SECTION 3.4 CONSENTS AND APPROVALS.........................................................................17
    SECTION 3.5 NO VIOLATIONS..................................................................................17
    SECTION 3.6 FINANCIAL STATEMENTS...........................................................................18
    SECTION 3.7 ABSENCE OF CERTAIN CHANGES AND EVENTS..........................................................18
    SECTION 3.8 LITIGATION; ORDERS.............................................................................20
    SECTION 3.9 TAXES..........................................................................................20
    SECTION 3.10 EMPLOYEE BENEFITS; ERISA......................................................................22
    SECTION 3.11 EMPLOYEES; LABOR MATTERS......................................................................23
    SECTION 3.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.............................................24
    SECTION 3.13 REAL PROPERTY.................................................................................24
    SECTION 3.14 CONTRACTS, LEASES AND AGREEMENTS; NO DEFAULT..................................................25
    SECTION 3.15 ENVIRONMENTAL MATTERS.........................................................................27
    SECTION 3.16 INSURANCE.....................................................................................28
    SECTION 3.17 BROKERS AND FINDERS...........................................................................29
    SECTION 3.18 NO UNDISCLOSED LIABILITIES....................................................................29
    SECTION 3.19 INTELLECTUAL PROPERTY.........................................................................29
    SECTION 3.20 TRANSFERRED ASSETS............................................................................29
    SECTION 3.21 YEAR 2000 COMPLIANCE..........................................................................30
    SECTION 3.22 SEC FILINGS...................................................................................30
    SECTION 3.23 RELATED PARTY TRANSACTIONS....................................................................30
    SECTION 3.24 CAPITALIZATION................................................................................30
    SECTION 3.25 LIABILITIES...................................................................................31
    SECTION 3.26 NO OTHER REPRESENTATIONS OR WARRANTIES; DISCLAIMER OF REPRESENTATIONS AND WARRANTIES..........31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................31
----------

    SECTION 4.1 ORGANIZATION AND GOOD STANDING.................................................................31
    SECTION 4.2 CORPORATE AUTHORITY............................................................................31
    SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS..........................................................31

    SECTION 4.4 SECURITIES ACT..................................................................................32
    SECTION 4.5 BROKERS AND FINDERS.............................................................................32
    SECTION 4.6 FINANCING.......................................................................................32
    SECTION 4.7 LITIGATION......................................................................................33
    SECTION 4.8 NO OTHER REPRESENTATIONS OR WARRANTIES..........................................................33

ARTICLE V COVENANTS.............................................................................................33
---------

    SECTION 5.1 CONDUCT OF BUSINESS.............................................................................33
    SECTION 5.2 ACCESS..........................................................................................34
    SECTION 5.3 REQUIRED CONSENTS, APPROVALS AND ACTIONS........................................................35
    SECTION 5.4 COMMERCIALLY REASONABLE EFFORTS.................................................................36
    SECTION 5.5 PUBLICITY.......................................................................................36
    SECTION 5.6 EXPENSES........................................................................................37
    SECTION 5.7 ZDMI NON-SOLICITATION...........................................................................37
    SECTION 5.8 EMPLOYEES.......................................................................................37
    SECTION 5.9 INTERCOMPANY LIABILITIES........................................................................40
    SECTION 5.10 INTERCOMPANY PROGRAMS..........................................................................40
    SECTION 5.11 TRANSITION SERVICES AND SUBLEASES..............................................................40
    SECTION 5.12 RETENTION OF RECORDS...........................................................................41
    SECTION 5.13 ASSET SELLER'S TRADEMARKS......................................................................41
    SECTION 5.14 TAX MATTERS....................................................................................42
    SECTION 5.15 FURTHER ASSURANCES.............................................................................43
    SECTION 5.16 NON-ASSIGNABLE AGREEMENTS......................................................................43
    SECTION 5.17 AUDITED FINANCIAL STATEMENTS...................................................................44
    SECTION 5.18 CONFIDENTIALITY................................................................................45
    SECTION 5.19 STOCKHOLDERS MEETING; INFORMATION SUPPLIED.....................................................46
    SECTION 5.20 INSURANCE......................................................................................47
    SECTION 5.21 SALE OF INVESTMENTS............................................................................48
    SECTION 5.22 ESTOPPEL LETTERS...............................................................................48
    SECTION 5.23 UNREGISTERED TRADEMARKS........................................................................48
    SECTION 5.24 INTER@CTIVE INVESTOR...........................................................................48

ARTICLE VI CONDITIONS TO CLOSING................................................................................49
----------

    SECTION 6.1 CONDITIONS TO OBLIGATIONS OF BUYER..............................................................49
    SECTION 6.2 CONDITIONS TO OBLIGATIONS OF SELLERS............................................................52

ARTICLE VII TERMINATION.........................................................................................53
-----------

    SECTION 7.1 TERMINATION.....................................................................................53
    SECTION 7.2 EFFECT OF TERMINATION...........................................................................54

ARTICLE VIII INDEMNIFICATION; REMEDIES..........................................................................54
------------

    SECTION 8.1 SURVIVAL........................................................................................54
    SECTION 8.2 INDEMNIFICATION BY BUYER AND SELLERS............................................................55
    SECTION 8.3 TAX INDEMNIFICATION BY STOCK SELLER; PROCEDURE..................................................55
    SECTION 8.4 TAX INDEMNIFICATION BY BUYER; PROCEDURE.........................................................57

ARTICLE IX MISCELLANEOUS........................................................................................59
----------

    SECTION 9.1 ASSIGNMENTS; NO THIRD PARTY RIGHTS..............................................................59
    SECTION 9.2 ENTIRE AGREEMENT................................................................................60
    SECTION 9.3 AMENDMENT OR MODIFICATION.......................................................................60
    SECTION 9.4 NOTICES.........................................................................................60
    SECTION 9.5 GOVERNING LAW...................................................................................61


    SECTION 9.6 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...................................................61
    SECTION 9.7 SEVERABILITY....................................................................................62
    SECTION 9.8 WAIVER OF CONDITIONS............................................................................62
    SECTION 9.9 ACTIONS OF THE COMPANIES........................................................................63
    SECTION 9.10 DESCRIPTIVE HEADINGS; CONSTRUCTION.............................................................63
    SECTION 9.11 COUNTERPARTS...................................................................................63
    SECTION 9.12 KNOWLEDGE......................................................................................63
    SECTION 9.13 MATERIALITY....................................................................................63

EXHIBITS


Exhibit A            The Companies
Exhibit B            Magazines and other Publications
Exhibit C            The Investments
Exhibit D            Commitment Letters
Exhibit E            Bill of Sale and Assignment
Exhibit F            ZDNet License Agreement
Exhibit G            "ZD" Mark License Agreement
Exhibit H            Services Agreement
Exhibit I            Assumption Agreement


SELLER'S DISCLOSURE SCHEDULE


Schedule 2.1         Assets Not Related to the Business
Schedule 2.4(i)      Special Bonus - Excluded Liability
Schedule 3.2(d)      Ownership by the Companies
Schedule 3.4         Governmental Consents and Approvals
Schedule 3.5(b)      Violations
Schedule 3.5(c)      Consents
Schedule 3.6         Financial Statements
Schedule 3.7         Absence of Certain Changes and Events
Schedule 3.8(a)      Litigation
Schedule 3.8(c)      Claims by Freelance Employees or Independent Contractors
Schedule 3.9(a)      Taxes
Schedule 3.10(a)     Benefit Plans
Schedule 3.11(a)     Employees of the Division and the Companies
Schedule 3.11(b)     Other Employees
Schedule 3.13(a)     Real Property
Schedule 3.13(b)     Transferability, Enforceability, Encumbrances, Etc.
Schedule 3.14(a)     Certain Contracts
Schedule 3.14(b)     Enforceability and Compliance under Certain Contracts
Schedule 3.16        Insurance
Schedule 3.19        Intellectual Property
Schedule 3.23        Related Party Transactions
Schedule 5.1(e)      New, Terminated or Modified Applicable Contracts
Schedule 5.1(i)      Transfer of Assets by Stock Seller
Schedule 5.8(a) Employees on Disability Leave, Authorized Leave or Military Service
Schedule 5.8(c)      Enhanced Severance Benefit Plan
Schedule 5.8(e)      Retention Costs and Special Bonuses

Schedule 5.11(a)     Use Agreements
Schedule 5.11(b)     Subleases
Schedule 5.15        Performance Bond, Letter of Credit or Similar Instrument
Schedule 5.22        Certain Leased Real Property
Schedule 9.12        Persons Deemed to Have Knowledge
Schedule 9.13        Financial Projections


BUYER'S DISCLOSURE SCHEDULE

Schedule 4.3         Consents and Approvals

     PURCHASE AGREEMENT, dated as of December 6, 1999 (this "Agreement"), by and
                                                             ---------
between ZD INC., a Delaware corporation ("Asset Seller"), ZD HOLDINGS (EUROPE)
                                          ------------
LTD., a company incorporated under the laws of the United Kingdom ("Stock Seller") and WS-ZD Acquisition, Inc., a Delaware corporation ("Buyer") and any permitted assignee of Buyer under Section 9.1. Asset Seller and Stock Seller are sometimes referred to herein individually as a "Seller" or the "Applicable Seller" and collectively as "Sellers", as the context requires.

     WHEREAS, except as set forth in Exhibit A hereto, Stock Seller owns, directly or indirectly, all of the issued and outstanding shares of capital stock of, or other equity interest in, the corporations and the other entities set forth in Exhibit A (each a "Company" and, collectively, the "Companies").

     WHEREAS, Asset Seller, through its ZD Publishing division (the "Division"), and the Companies are engaged in the business of publishing magazines and other publications about computers, the Internet, gaming and other technology related topics, which magazines and other publications are set forth in Exhibit B hereto, including the businesses of developing and distributing benchmarks for measuring performance of Internet, computer and network products and systems and the provision of testing services for technology vendors (collectively, the "Business").

     WHEREAS, the parties have agreed that Asset Seller shall sell, transfer and assign to Buyer certain assets of Asset Seller related to the Business, and Buyer shall assume certain liabilities of Asset Seller related to the Business, in each case upon the terms and subject to the conditions set forth herein.

     WHEREAS, the parties have agreed that Stock Seller shall sell and Buyer or any permitted assignee of Buyer under Section 9.1 shall purchase from Stock Seller all of the issued and outstanding shares of capital stock of, or other equity interests in, the Companies (the "Shares") upon the terms and subject to the conditions set forth herein.

     WHEREAS, Ziff-Davis Inc. holds, directly or indirectly, all of the outstanding capital stock of Asset Seller and Stock Seller, and SOFTBANK America Inc. ("SOFTBANK") is holder of 71,619,355 shares of Ziff-Davis Inc.-ZD Common Stock and, contemporaneously with the execution hereof, SOFTBANK is executing and delivering to Buyer an agreement and irrevocable proxy (the "Voting Agreement") to vote all of its shares of Ziff-Davis Inc.'s stock to approve the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and arrangements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1 Definitions.

          The following terms are defined in the sections indicated.

Defined Term                                                                               Section
------------                                                                               -------

"Accounting Expert"...........................................................             Section 2.8(e)
"Action"......................................................................             Section 3.8(a)
"Affiliate"...................................................................             Section 2.3(c)
"Agreement"...................................................................             Recitals
"Annual Financial Statements".................................................             Section 3.6
"Applicable Contracts"........................................................             Section 3.5(c)
"Applicable Seller"...........................................................             Recitals
"Asset Purchase"..............................................................             Section 2.1
"Asset Purchase Price"........................................................             Section 2.5(a)
"Asset Seller"................................................................             Recitals
"Asset Seller Benefit Plans"..................................................             Section 3.10(a)
"Assumed Liabilities".........................................................             Section 2.4
"Benefit Plans"...............................................................             Section 3.10(a)
"Books and Records"...........................................................             Section 2.1(g)
"Business"....................................................................             Recitals
"Buyer".......................................................................             Recitals
"Buyer's Plan"................................................................             Section 5.8(d)
"Closing".....................................................................             Section 2.7
"Closing Date"................................................................             Section 2.7
"Closing Date Tangible Net Worth".............................................             Section 2.8(a)
"Code"........................................................................             Section 8.3(a)
"Companies"...................................................................             Recitals
"Company".....................................................................             Recitals
"Company Benefit Plans".......................................................             Section 3.10(a)
"Confidentiality Agreement"...................................................             Section 7.2
"Consideration"...............................................................             Section 5.14(c)
"Contract"....................................................................             Section 3.5(b)
"Division"....................................................................             Recitals
"DOJ".........................................................................             Section 5.3(b)
"Draft Financial Statements" .................................................             Section 5.17(a)
"Draft 1999 EBITDA" ..........................................................             Section 2.5(c)(1)
"EBITDA Accounting Expert" ...................................................             Section 2.5(c)(4)

Defined Term                                                                               Section
------------                                                                               -------

"EBITDA Review Period" .......................................................             Section 2.5(c)(2)
"EBITDA Statement of Objections" .............................................             Section 2.5(c)(3)
"Enforceability Exceptions"...................................................             Section 3.3
"Environmental Law"...........................................................             Section 3.15(b)
"ERISA".......................................................................             Section 3.10(a)
"Excluded Assets".............................................................             Section 2.3
"Excluded Employment Liabilities".............................................             Section 5.8(a)
"Excluded Liabilities"........................................................             Section 2.4(d)
"Filings and Approvals".......................................................             Section 6.1(c)
"Final Asset Purchase Adjustments"............................................             Section 2.8(h)
"Financial Statements"........................................................             Section 3.6
"Financial Statements Accounting Expert"......................................             Section 5.17(d)
"Financial Statements Review Period"..........................................             Section 5.17(b)
"Financial Statements Statement of Objections"................................             Section 5.17(c)
"FTC".........................................................................             Section 5.3(b)
"GAAP"........................................................................             Section 2.8(a)
"Governmental Authorizations".................................................             Section 3.12(b)
"Governmental Entity".........................................................             Section 3.4
"Governmental Prohibition"....................................................             Section 6.1(d)
"Hazardous Substance".........................................................             Section 3.15(b)
"HSR Act".....................................................................             Section 2.7
"HSR Filing"..................................................................             Section 3.4
"Initial Cash Purchase Price".................................................             Section 2.5(a)
"Initial Cash Purchase Price for the Assets"..................................             Section 2.5(a)
"Insignificant Items".........................................................             Section 5.23(a)
"Intellectual Property".......................................................             Section 2.1(a)
"International Plan"..........................................................             Section 3.10(g)
"Interim Financial Statements"................................................             Section 3.6
"Inventory Unregistered Trademarks"...........................................             Section 5.23
"Investments".................................................................             Section 2.1
"IRS".........................................................................             Section 2.5(a)
"IT Asset" ...................................................................             Section 3.21
"Law".........................................................................             Section 3.5(d)
"Lease".......................................................................             Section 2.4(k)
"Leased Real Property"........................................................             Section 3.13(a)
"Liabilities".................................................................             Section 3.18
"Liens".......................................................................             Section 3.2(b)
"1999 Draft Financial Statements".............................................             Section 5.17(a)
"1999 EBITDA".................................................................             Section 2.5(b)
"Non-Assignable Rights".......................................................             Section 5.16
"Order".......................................................................             Section 3.5(d)
"Parent"......................................................................             Section 2.1

Defined Term                                                                               Section
------------                                                                               -------

"Parent Stockholders".........................................................             Section 5.19(a)
"Person"......................................................................             Section 2.3(c)
"Plans".......................................................................             Section 3.10(b)
"Pre-1999 Draft Financial Statements".........................................             Section 5.17(a)
"Proxy Statement".............................................................             Section 5.19(b)
"Purchase Price for the Shares"...............................................             Section 2.5(a)
"Related to the Business".....................................................             Section 2.1
"Representatives".............................................................             Section 7.2
"Review Period"...............................................................             Section 2.8(c)
"SEC".........................................................................             Section 3.22
"SEC Reports".................................................................             Section 3.22
"Securities Act"..............................................................             Section 4.4
"Seller"......................................................................             Recitals
"Seller Health Plans".........................................................             Section 5.8(c)(2)
"Seller Life Plan"............................................................             Section 5.8(c)(3)
"Seller Material Adverse Effect"..............................................             Section 9.13
"Sellers".....................................................................             Recitals
"September 30 Tangible Net Worth".............................................             Section 2.8(a)
"Shares"......................................................................             Recitals
"Significant Items"...........................................................             Section 5.23(a)
"SOFTBANK"....................................................................             Recitals
"Statement of Objections".....................................................             Section 2.8(d)
"Stock Purchase"..............................................................             Section 2.2
"Stock Seller"................................................................             Recitals
"Stockholders Meeting"........................................................             Section 5.19(a)
"Subsidiary"..................................................................             Section 9.1(a)
"Tangible Net Worth"..........................................................             Section 2.8(a)
"Tangible Net Worth Adjustment Amount"........................................             Section 2.8(h)(3)
"Tax".........................................................................             Section 8.3(a)
"Tax Package".................................................................             Section 8.4(e)
"Tax Returns".................................................................             Section 3.9(a)
"Transfer Taxes"..............................................................             Section 5.14(a)
"Transferred Assets"..........................................................             Section 2.1
"Transition Period"...........................................................             Section 5.13
"Unregistered Trademarks".....................................................             Section 2.1
"Voting Agreement"............................................................             Recitals
"Year 2000 Compliant".........................................................             Section 3.21
"ZD Market Intelligence Business".............................................             Section 5.7
"ZD Plan".....................................................................             Section 2.8(h)(2)
"ZD Stock" ...................................................................             Section 3.24
"ZDNet Stock" ................................................................             Section 3.24

                                   ARTICLE II

                     SALE AND PURCHASE OF ASSETS AND SHARES

     Section 2.1 Sale and Purchase of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Asset Seller hereby agrees to, and to cause Ziff-Davis Inc. ("Parent") and each of its Affiliates (other than the Companies) to, sell, convey, transfer, assign and deliver to Buyer free and clear of all Liens, and Buyer hereby agrees to purchase from Asset Seller, at the Closing (i) the stock, partnership interests and member interests in the Companies and other entities set forth in Exhibit C hereto (the "Investments"),
(ii) all of Asset Seller's and each of its Affiliates' (other than the Companies) right, title and interest in and to the trademarks, trade names, trade dress, service marks and logos (other than "EQUIP", "Inter@ctive Investor" and derivatives thereof) which are not registered or the subject of a pending application for registration, were created for use in the Business (whether or not also created for use in other businesses of Asset Seller or any of its Affiliates) or initially used in the Business and were at some point used in the Business (collectively, the "Unregistered Trademarks"), (iii) all of Asset Seller's and each of its Affiliates' (other than the Companies) right, title and interest in and to the registered copyrights, trademark and service mark applications and registrations and domain names listed on Schedule 3.19 of the Disclosure Schedule, the mark "eShopper" and derivatives thereof and (iv) all of Asset Seller's and each of its Affiliates' (other than the Companies) respective right, title and interest in and to all of its assets that are primarily related to, or used or held by it for use primarily in connection with, the Business immediately prior to the Closing ("Related to the Business"), whether or not reflected on the books of Asset Seller or Parent or any Affiliate of either of the foregoing and whether tangible or intangible, real, personal or mixed, other than the Excluded Assets (the "Transferred Assets") (which assets (together with those assets set forth in Schedule 2.1 of the Disclosure Schedule (which are not Transferred Assets)) are sufficient to enable Buyer to operate and continue after the Closing the Business as it is presently conducted), including the following assets of the Asset Seller or Parent to the extent they are Related to the Business:

          (a) all intellectual property (including software, databases, know-how, inventions, data, trademarks, trade names, trade dress, service marks, domain names, logos, patents, trade secrets and copyrights, including the trademarks, trade names, trade dress, service marks, domain names and logos that include "Ziff-Davis"), licenses and sublicenses granted or obtained in connection therewith, rights to, and applications for, protection thereof and rights and remedies with respect to any infringement thereof (the "Intellectual Property");

          (b) all marketing information, marketing research and data and customer and mailing lists, including works in progress;

          (c) all furniture, fixtures, furnishings, machinery, vehicles, computers, equipment, supplies and other tangible personal property;

          (d) all inventory and all raw materials, work in process, finished products, wrapping, supply and packaging items;

          (e) all prepaid expenses, accounts receivable and other current assets as of the Closing Date;

          (f) all contracts, purchase or other orders, leases, licenses, commitments, instruments and other agreements to which Asset Seller is a party and all rights thereunder;

          (g) subject to Section 2.3(f) and Section 5.12(b), the originals and all copies of all books, records, ledgers, files, reports, accounts, data, plans and operating records, whether in hard copy, electronic format, magnetic or other media ("Books and Records");

          (h) all promotional and advertising materials, whether existing in print, video, online, magnetic or other media, and all stationery, forms, labels and other materials;

          (i) all licenses, permits, approvals, registrations and similar rights or authorizations obtained from governmental entities;

          (j) all goodwill and other intangible assets Related to the Business; and

          (k) all claims, causes of action and other rights of recovery, set off or recoupment.

The transactions contemplated by this Section 2.1 are sometimes referred to herein as the "Asset Purchase."

     Section 2.2 Sale and Purchase of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Stock Seller hereby agrees to sell to Buyer or any permitted assignee of Buyer under Section 9.1, and Buyer (and any assignee) hereby agrees to purchase from Stock Seller all of the Shares, free and clear of all Liens. The transactions contemplated by this
Section 2.2 are sometimes referred to herein as the "Stock Purchase."

     Section 2.3 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Asset Seller shall retain from and after the Closing all of its right, title and interest in and to, and there shall be excluded from the Asset Purchase and the Transferred Assets, the following (collectively, the "Excluded Assets"):

          (a) cash, bank accounts and marketable securities (other than the Investments);

          (b) subject to Section 5.20, all rights under all insurance policies, including insurance policies in respect of directors and officers and to all claims against insurance carriers;

          (c) all amounts owed by Asset Seller or any Affiliate of Asset Seller (other than the Companies or the Division) to any Company or the Division, whether or not Related to the Business ("Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Entity, joint venture, estate, trust, association, organization or other entity of any kind or nature; "Affiliate" shall mean, with respect to Sellers, Parent or any direct or indirect Subsidiary of Parent and, with respect to Buyer, any Person that controls, is controlled by, or under common control with, Buyer);

          (d) all Books and Records Related to the Business which Asset Seller is required by law to retain, so long as accurate and complete copies of such Books and Records are included in the Transferred Assets;

          (e) all rights to the name "SOFTBANK" and any derivation or other variation of such term whether or not Related to the Business;

          (f) subject to the license agreements contemplated by Section 6.1(h), all rights to the name "ZD", "Ziff" and any derivation or other variation of such terms whether or not Related to the Business and all other trademarks and trade names, service marks, trade dress, domain names or logos of Asset Seller or any of its Affiliates not Related to the Business;

          (g) all rights, claims, credits, causes of action or rights of set-off against third parties pertaining to the Excluded Assets, except to the extent related to the "ZD" mark and the logo associated therewith as used in the Business;

          (h) subject to Section 5.16, Asset Seller's rights under any lease, agreement, contract, purchase order, instrument or other similar arrangement Related to the Business for which consent to assignment is required and has not been obtained as of the Closing Date;

          (i) any Unregistered Trademark that is deemed to be an Excluded Asset as contemplated by Section 5.23;

          (j) Computer Shopper magazine and, subject to Section 2.1(a), any special editions thereof, such as the special issue distributed under the name Computer Shopper eShopper in 1999; and

          (k) the marks "EQUIP" and "Inter@ctive Investor" and derivatives thereof.

     Section 2.4 Assumption of Liabilities. Upon the terms and subject to the conditions set forth herein, at the Closing Buyer agrees to assume and become solely responsible for all debts, liabilities or obligations whatsoever of Asset Seller to the extent arising out of or relating to the ownership of the Transferred Assets or the operation of the Business, or of any of Asset Seller's Affiliates to the extent arising out of or relating to the ownership of the Transferred Assets or the operation of the Business, whether arising before or after the Closing and whether known or unknown, fixed or contingent, but excluding the Excluded Liabilities (the "Assumed Liabilities"), including the following:

          (a) all liabilities and obligations of Asset Seller under the agreements, contracts, leases, licenses and other arrangements included in the Transferred Assets;

          (b) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations that arise out of or relate to the ownership of the Transferred Assets or the operation of the Business;

          (c) employee benefit, compensation, retention and severance liabilities and other similar liabilities associated with employees of Asset Seller engaged in the operation of the Business, including the Liability for the retention costs and special bonuses set forth in Schedule 5.8(e) of the Disclosure Schedule; and

          (d) all liabilities of Asset Seller and its Affiliates for Taxes with respect to the operation of the Business or the Transferred Assets (other than Taxes imposed with respect to any gain realized as a result of the transactions contemplated by this Agreement) for any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year or period after the Closing Date determined in accordance with
     Section 8.3(b).

Notwithstanding the foregoing, Assumed Liabilities shall not include (and the following, collectively, shall constitute the "Excluded Liabilities"):

          (a) any Liabilities of the Companies (since these liabilities will continue to be owed by the Companies);

          (b) any Liabilities owed to Asset Seller or any of its Affiliates (other than the Companies or the Division) by any Company or Asset Seller (with respect to the Business or the Division) that arise prior to the Closing Date except for those that will continue under Section 5.10;

          (c) any Liabilities owed by Asset Seller or any of its Affiliates (other than the Companies or the Division) to any Company or the Division that arise prior to the Closing Date;

          (d) any Liabilities for borrowed money owed by Asset Seller or any of its Affiliates to third parties;

          (e) any Liabilities of Asset Seller or Stock Seller pursuant to this Agreement or relating to the transfer of assets or stock hereunder;

          (f) subject to the license agreements contemplated by Section 6.1(h), any Liability arising out of or relating to any asset that is not a Transferred Asset and is not owned by any of the Companies, except to the extent that such Liability shall have been accrued on the Closing Date Balance Sheet;

          (g) any Liability to the extent arising out of or relating to Excluded Assets;

          (h) all Liability arising out of or resulting from (i) the claims and Actions listed on Schedule 3.8(a) of the Disclosure Schedule, including any successor or related claims or Actions, (ii) any claims or Actions which are not disclosed on Schedule 3.8(a) of the Disclosure Schedule if, as a result of the failure to disclose such claims or Actions on such Schedule, the representation set forth in Section 3.8(a) is not true and correct as of the date of execution of this Agreement (ignoring for this purpose the reference to Seller Material Adverse Effect but including only claims and Actions that, individually or in the aggregate, could reasonably be expected to result in a liability in excess of $1,000,000), and (iii) any claims or Actions which are not disclosed on Schedule 3.8(a) of the Disclosure Schedule if, as a result of the failure to disclose such claims or Actions in such Schedule, the representation in Section 3.8(a) would not be true and correct as of the Closing Date if restated on the Closing Date;

          (i) Excluded Employment Liabilities, as defined in Section 5.8(a), any Liability in respect of or relating to the issuance or grant of stock options, stock appreciation rights, performance shares or capital stock to employees of or consultants to any of the Sellers and their Affiliates, any Liability in respect of retention costs and special bonuses (including those set forth on Schedule 2.4(i) of the Disclosure Schedule but not including those set forth in Schedule 5.8(e) of the Disclosure Schedule) and any Liability in respect of any agreement set forth in clause 1(q) of
     Schedule 3.10(a) of the Disclosure Schedule;

          (j) any Liabilities of Asset Seller or any of its Affiliates for Taxes with respect to the operation of the Business or the Transferred Assets for any taxable year or period ending on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year or period ending on the Closing Date as determined in accordance with Section 8.3; and

          (k) any obligation to contribute any or all amounts in excess of $19,250,000.00 incurred by 63 Madison Associates, L.P., as landlord, in its renovation of the real estate and improvements subject to the Lease of Asset Seller under that certain Agreement of Lease, dated January 15, 1998, by and between 63 Madison Associates, L.P. and Ziff-Davis Inc. (the "Lease"). -----

Buyer is not assuming or becoming responsible for any debts, liabilities or obligations other than the Assumed Liabilities.

     Section 2.5 Purchase Prices.
                 ---------------

          (a) Purchase Price. The purchase price for the Transferred Assets and
              --------------
     the Shares shall be $780,000,000 minus, if 1999 EBITDA (as defined in
     Section 2.5(b) and calculated in accordance with Section 2.5(c)) is less than $88,400,000 (90% of projected 1999 EBITDA), 7.9 times the amount by which 1999 EBITDA is less than $98,200,000 (100% of projected 1999 EBITDA) (the "Initial Cash Purchase Price"), plus the Assumed Liabilities, minus
           ---------------------------
     the Final Asset Purchase Adjustments (as defined in Section 2.8). The Initial Cash Purchase Price shall be paid in accordance with Section 2.6 hereof. The parties will, prior to the Closing, negotiate in good faith and agree upon a reasonable allocation of the purchase price between the Transferred Assets and the Shares of each of the Companies, respectively. The value so allocated to the Shares is herein referred to as the "Purchase
                                                                        --------
     Price for the Shares" and an amount equal to the Initial Cash Purchase
     --------------------
     Price minus that value is herein referred to as the "Initial Cash Purchase
                                                          ---------------------
     Price for the Assets". An amount equal to the Initial Cash Purchase Price
     --------------------
     for the Assets plus the Assumed Liabilities minus the Final Asset Purchase Adjustments (collectively, the "Asset Purchase Price") shall be allocated
                                     --------------------
     among the Transferred Assets in accordance with Section 5.14(c) below. Each party shall use these allocations in all tax and governmental filings, except as otherwise required by a tax or governmental authority in connection with an audit or by a court decision. To the extent that disclosures of these allocations are required to be made by a party to the Internal Revenue Service (the "IRS"), such party will disclose such
                                    ---
     reports to the other prior to filing with the IRS.

          (b) EBITDA. For purposes of this Agreement, "1999 EBITDA" shall mean
                                                       -----------
     net income of the Asset Seller in respect of the Division and the Companies for 1999 plus, to the extent previously deducted in the calculation thereof, the sum of (i) interest expense for indebtedness for borrowed money, (ii) income tax expense and (iii) depreciation expense, amortization expense and other non-cash charges, in each case in 1999. Except as otherwise provided below, each of the foregoing amounts shall be determined on a consolidated basis in accordance with GAAP on a basis consistent with the basis on which the unaudited pro-forma combined statement of operations of the Division and the Companies as of September 30, 1999 referred to in Section 3.6 were prepared.

       (c)  Calculation of 1999 EBITDA.
            --------------------------

          (1) Not later than the later of February 1, 2000 and the date on which the Draft Audited Financial Statements are delivered to Buyer pursuant to Section 5.17, Sellers shall prepare and deliver to Buyer a draft calculation of 1999 EBITDA (the "Draft 1999
                                                                 ----------
               EBITDA").
               ------

          (2) Upon receipt of the Draft 1999 EBITDA, Buyers shall have 15 days (the "EBITDA Review Period") to review the Draft 1999 EBITDA.
                     --------------------
               During the EBITDA Review Period, Sellers shall give Buyer full access at all reasonable times to all books, records, premises and facilities and other materials relating to the Division and the Companies, and to Sellers' personnel and advisors and any work papers prepared by or for Sellers, in each case as they may require for the purpose of reviewing such Draft 1999 EBITDA.

          (3) On or prior to the last day of the EBITDA Review Period, Buyer may object to the Draft 1999 EBITDA by delivering to Sellers a written statement setting forth in reasonable detail Buyer's objections to the Draft 1999 EBITDA (the "EBITDA Statement of
                                                         -------------------
               Objections"). If Buyer does not deliver an EBITDA Statement of
               ----------
               Objections within the EBITDA Review Period, the Draft 1999 EBITDA shall be deemed to have been accepted by the Buyer and shall be final and binding on the parties and EBITDA reflected in the Draft 1999 EBITDA shall be the 1999 EBITDA used in computing the Asset Purchase Price described in Section 2.5(a) above. If Buyer delivers a EBITDA Statement of Objections within the EBITDA Review Period, Sellers and Buyer shall negotiate in good faith to resolve such objections, and any objections that are resolved by a written agreement between Buyer and Sellers shall be final and binding on the parties and the amount of EBITDA for 1999 so agreed shall be the 1999 EBITDA used in computing the Asset Purchase Price in Section 2.5(a) above.

          (4) If the Sellers and Buyer fail to reach an agreement with respect to all of the matters set forth in the EBITDA Statement of Objections, then the matters still in dispute shall, not later than 5 business days after the earlier of the end of the EBITDA Review Period or the first date on which one of the parties affirmatively terminates discussions in writing with respect to the EBITDA Statement of Objections, be submitted for resolution to the New York office of one of the five largest United States independent certified public accountants that has no material business relationships with Buyer or either of the Sellers, as selected by Buyer and the Sellers jointly (the "EBITDA Accounting
                                                               -----------------
               Expert") who, acting as an expert and not as an arbitrator, shall
               ------
               resolve the matters still in dispute and adjust the Draft 1999 EBITDA to reflect such resolution. The EBITDA Accounting Expert's resolution of the matters in dispute shall be final and binding on the parties and the Draft 1999 EBITDA, as adjusted in accordance with the EBITDA Accounting Expert's resolution of the matters in dispute shall be the 1999 EBITDA for purposes of
               Section 2.5(a). The EBITDA Accounting Expert shall make a determination as soon as practicable and in any event within 10 business days (or such other time as the parties hereto shall agree in writing) after its engagement. The parties hereto agree that all adjustments shall be made without regard to materiality.

          (5) Buyer shall pay one-half and the objecting Seller shall pay one-half of the fees and expenses of the EBITDA Accounting Expert.


          (6) Sellers and Buyer shall each make readily available to the EBITDA Accounting Expert all relevant work papers and books and records in their possession or to which they have the power to grant access relating to the Division, the Companies, and the Draft 1999 EBITDA.

   Section 2.6 Payment of Purchase Price. At the Closing, Buyer agrees to pay to
               -------------------------
Asset Seller the Initial Cash Purchase Price for the Assets and Buyer agrees to pay to Stock Seller the Purchase Price for the Shares, in each case in cash by wire transfer of immediately available funds to an account designated by the Applicable Seller, and the Buyer additionally agrees to assume the Assumed Liabilities.

     Section 2.7 The Closing. The closing of the Asset Purchase and the Stock
                 -----------
Purchase (collectively, the "Closing") shall take place at 9:30 a.m. local time on the second business day following the first date on which (a) all waiting periods applicable to the Asset Purchase or the Stock Purchase under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), or similar applicable waiting periods under the European Union merger
---
regulations or other applicable national laws, shall have expired or been terminated and (b) all the other conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived, or at such other time, place and date as Buyer and Sellers may mutually agree; provided, however, that in no event shall the
                                --------  -------
Closing occur prior to February 15, 2000. The date on which the Closing occurs is referred to as the "Closing Date."
                       ------------

     Section 2.8   Post-Closing Purchase Price Adjustments.
                   ---------------------------------------

     (a)    Calculation of Tangible Net Worth. As soon as practicable, but in no
            ---------------------------------
   event later than 90 days after the Closing Date, Buyer shall deliver a computation of Tangible Net Worth as of September 30, 1999 ("September 30
                                                                ------------
   Tangible Net Worth") and a computation of Tangible Net Worth as of the
   ------------------
   Closing Date ("Closing Date Tangible Net Worth"). For purposes of this
                  -------------------------------
   Agreement, "Tangible Net Worth" shall mean the Transferred Assets and all
               ------------------
   assets of the Companies (excluding in each case all intangible assets) minus all liabilities of the Division and the Companies. Except as otherwise provided below, Tangible Net Worth shall be determined in accordance with generally accepted United States accounting principles ("GAAP"). For purposes
                                                            ----
   of calculating Tangible Net Worth, liabilities shall not include any liabilities that this Agreement expressly provides shall be retained or discharged by Sellers. In addition, Tangible Net Worth shall reflect all Assumed Liabilities and all Liabilities of the Companies, but shall not include any Excluded Assets, any liabilities of the Division other than the Assumed Liabilities, any current or non-current deferred tax assets, any current or non-current deferred tax liabilities, any intangible assets or any Liabilities for the matters referred to in Section 2.8(h)(i) and Section 2.8(h)(ii).

     (b)  Access to Buyer. Upon reasonable notice to Sellers, Sellers shall
          ---------------
   provide Buyer full access at all reasonable times to such historical financial information (to the extent still in Sellers' possession or to which Sellers have power to grant access) relating to the Division or the Companies as Buyer shall reasonably request to prepare and deliver the computations of September 30 Tangible Net Worth and Closing Date Tangible Net Worth in accordance with Section 2.8(a) and to respond to any Statement of Objections.

     (c)  Examination by Sellers. Upon receipt of the computations of September
          ----------------------
   30 Tangible Net Worth and Closing Date Tangible Net Worth, Sellers
   shall have 45 days (the "Review Period") to review such computations. During
                            -------------
   the Review Period, Buyer shall give Sellers full access at all reasonable times to all books, records, premises and facilities and other materials relating to the Division and the Companies, and to Buyer's personnel and advisors and any work papers prepared by or for Buyer, in each case as they may require for the purpose of reviewing such computations.

         (d)  Objection by Sellers.  On or prior to the last day of the Review
              --------------------
   Period, Asset Seller may object to the computation of September 30 Tangible Net Worth and/or Closing Date Tangible Net Worth by delivering to Buyer a written statement setting forth in reasonable detail Asset Seller's objections (the "Statement of Objections"). If Asset Seller does not deliver
                    -----------------------
   a Statement of Objections within the Review Period, the computations of September 30 Tangible Net Worth and Closing Date Tangible Net Worth shall be deemed to have been accepted by Asset Seller and shall be final and binding on the parties, and those computations shall be used in computing the Tangible Net Worth Adjustment Amount described in Section 2.8(h) below. If Asset Seller delivers a Statement of Objections within the Review Period, Asset Seller and Buyer shall negotiate in good faith to resolve such objections, and if the objections are resolved by a written agreement between Buyer and Asset Seller, that resolution shall be final and binding on the parties and shall be used in computing such Tangible Net Worth Adjustment Amount.

         (e)  Resolution of Disputes.  If Asset Seller and Buyer fail to reach
              ----------------------
   an agreement with respect to all of the matters set forth in a Statement of Objections, then the matters still in dispute shall, not later than 10 business days after the earlier of the end of the Review Period or the first date on which one of the parties affirmatively terminates discussions in writing with respect to the Statement of Objections, be submitted for resolution to the New York office of one of the five largest United States independent certified public accountants that has no material business relationships with Buyer or either of the Sellers, as selected by Buyer and Asset Seller jointly (the "Accounting Expert") who, acting as an
                              -----------------
   expert and not as an arbitrator, shall resolve the matters still in dispute and adjust the computation of the Tangible Net Worth Adjustment Amount to reflect such resolution. The Accounting Expert's resolution of the matters in dispute shall be final and binding on the parties. The Accounting Expert shall make a determination as soon as practicable and in any event within 30 days (or such other time as the parties hereto shall agree in writing) after its engagement. The parties hereto agree that all adjustments shall be made without regard to materiality.

        (f) Fees and Expenses of the Accounting Expert. Buyer shall pay one-half
            ------------------------------------------
            and Asset Seller shall pay one-half of the fees and expenses of the Accounting Expert.

      (g)   Access to Supporting Documentation. Sellers and Buyer shall each
            ----------------------------------
   make readily available to the Accounting Expert all relevant work papers and books and records in their possession or to which they have the power to grant access relating to the Division, the Companies and the computations of September 30 Tangible Net Worth and Closing Date Tangible Net Worth.

      (h)   Final Asset Purchase Adjustments. As used herein, the term "Final
            --------------------------------
Asset Purchase Adjustments" shall mean the sum of:
--------------------------

        (1) The actual amounts paid in connection with the retention costs and special bonuses set forth in Schedule 5.8(e) of the Disclosure Schedule;

        (2) The amount of the discretionary contributions to be made under the Ziff-Davis Retirement & Savings Plan (the "ZD Plan"), to the extent accrued as of the Closing Date as contemplated in the last sentence of Section 5.8(d); and

        (3) If (i) the Closing Date Tangible Net Worth is less than (ii) the September 30 Tangible Net Worth minus $5,000,000, an amount equal to the September 30 Tangible Net Worth minus the Closing Date Tangible Net Worth (such amount, the "Tangible Net Worth
                                                    ------------------
              Adjustment Amount").
              -----------------

      (i)  Payment of Adjustment Amounts. Within two business days after the
           -----------------------------
    date on which the computations of September 30 Tangible Net Worth and Closing Date Tangible Net Worth become final and binding pursuant to this
    Section 2.8, Sellers shall collectively pay to Buyer the Final Asset Purchase Adjustments together with interest thereon at a rate equal to the rate announced from time to time by The Bank of New York as its base rate during the period from the Closing Date to the date of the payment calculated on the basis of a 365-day year and the actual number of days elapsed. Any payments by Sellers pursuant to the preceding sentence shall be allocated to them in such proportion as they shall determine in their absolute discretion, and Buyer shall have no liability with respect to such allocation. Notwithstanding the foregoing sentence, the obligation to pay Buyer the foregoing adjustment shall be a joint and several obligation of each Seller. Any such payments shall be made by wire transfer of immediately available funds to a bank account or accounts as shall be designated in writing by the recipient no later than one business day prior to the payment date.

      Section 2.9 Certain European Restructuring Matters. Notwithstanding
                  --------------------------------------
anything to the contrary herein, the parties hereto agree that prior to the Closing, Stock Seller shall be permitted to cause the Companies to transfer all assets and liabilities of the Companies Related to the Business to one or more to-be-formed subsidiaries of the

Companies and if Stock Seller does so, references herein to the Companies shall be deemed references to such subsidiaries, where appropriate.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLERS

              Sellers hereby represent and warrant to Buyer as follows:

              Section 3.1   Organization and Good Standing.
                            ------------------------------

              (a) Each Seller and each Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate or limited liability company power and authority, as applicable to conduct its businesses and to own or use its assets as currently conducted, owned and used. Each Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it is required to be so licensed or qualified, except for any failures to be so licensed, qualified or in such good standing that, individually or in the aggregate, is not reasonably likely to have a Seller Material Adverse Effect.

              Section 3.2   Capitalization.
                            --------------

              (a) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Company have been duly authorized and are validly issued, fully paid and nonassessable and free of any transfer restriction.

              (b) Stock Seller is, and on the Closing Date will be, the sole record and beneficial owner of the Shares (other than a de minimis number of directors' qualifying shares that is not greater than the minimum required by applicable Law), free and clear of all liens, claims, mortgages, security interests, charges, title imperfections, restrictions or other encumbrances (collectively, "Liens").

              (c) There are no shares of capital stock of, or other equity interests in, any Company reserved for issuance or subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or instruments in effect giving any Person the right to acquire from Stock Seller or any of its Affiliates any shares of capital stock, or other equity, profits or interests in, any Company or requiring the Stock Seller or any Company to repurchase, redeem or otherwise acquire any of its capital stock or other securities.

               (d) Except as set forth in Schedule 3.2(d), none of the Companies owns shares of capital stock of, or other equity interests in, any Person.

           Section 3.3 Corporate Authority. Each Seller has the
                       -------------------
corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and each of the agreements contemplated hereby. This Agreement has been duly executed and delivered by each Seller and constitutes a valid and legally binding agreement of each Seller, enforceable against each Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (collectively, the "Enforceability Exceptions").
 -------------------------

           Section 3.4 Consents and Approvals. Except for the
                       ----------------------
notification and report form required to be filed under the HSR Act (an "HSR
                                                                         ---
Filing"), European Union merger regulations and except as set forth in Schedule
------
3.4 of the Disclosure Schedule, no notices, reports, consultations, registrations or other filings are required to be made by Sellers or any Company with, nor are any consents, approvals, opinions or authorizations required to be obtained by Sellers or any Company from, any court or other governmental, judicial, administrative or regulatory authority in the United States or elsewhere (each, a "Governmental Entity"), or any third party (including,
                    -------------------
without limitation, any work council or other labor entity) in connection with the execution, delivery or the performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby, except for any such matters the failure of which to make or obtain, individually or in the aggregate, would not have a Seller Material Adverse Effect.

           Section 3.5 No Violations.  The execution, delivery and performance
                       -------------
of this Agreement by Sellers will not:

           (a) violate or contravene any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of either Seller or any Company;

           (b) violate, conflict with, or constitute or result in a default, acceleration or creation of a Lien under, or a termination of (in each case with or without notice or lapse of time or both), any provision of any agreement, license, lease, contract, loan, note, franchise, mortgage, indenture, or other obligation (each, a "Contract"), to which
                                                           --------
        either Seller or any Company is a party or by which any of their respective assets are bound, in each case other than (i) as set forth in
        Schedule 3.5(b) of the Disclosure Schedule and (ii) for any such matters that, individually or in the aggregate, would not have a Seller Material Adverse Effect;

           (c) require either Seller or any Company to obtain the consent, waiver, authorization or approval of any Person under any Contract to which either Seller or any Company is a party or by which any of their respective assets are bound (collectively, "Applicable Contracts"), in
                                                    --------------------
        each case other than (i) as set forth in

        Schedule 3.5(c) of the Disclosure Schedule and (ii) for any such matters that, individually or in the aggregate, would not have a Seller Material Adverse Effect:

            (d) violate, contravene or conflict with any foreign or domestic (federal, state or local) statute, law, rule, regulation or ordinance (each, a "Law"), or any award, judgment, decree, injunction or other order (each, an "Order"), of any Governmental Entity having jurisdiction over either Seller, any Company or any of their respective assets or businesses.

             Section 3.6  Financial Statements. Schedule 3.6 of the Disclosure
                          --------------------
Schedule contains (i) unaudited combined pro-forma statements of operations of the Division and the Companies for each of the years ended December 31, 1997 and 1998 (collectively, the "Annual Financial Statements") and (ii) an unaudited
                         ---------------------------
combined pro-forma statement of tangible net worth of the Division and the Companies as of September 30, 1999 and the related unaudited combined pro-forma statement of operations for the nine months then ended (collectively, the "Interim Financial Statements" and, together with the Annual Financial
 ----------------------------
Statements, the "Financial Statements"). The Financial Statements have been
                 --------------------
prepared in accordance with GAAP consistently applied throughout the periods covered by such statements and fairly present the combined financial condition and results of operations of the Division and the Companies as of the respective dates and for the periods then ended, as applicable, except that the Financial Statements are subject to (i) the absence of the level of detail and full financial footnotes that would be required in regular financial statements, (ii) the assumptions, qualifications and adjustments set forth in the Basis of Presentation contained in Schedule 3.6 of the Disclosure Schedule, (iii) the absence of line items below earnings before interest and taxes in the unaudited consolidated pro forma statements of operations and (iv) in the case of the Interim Financial Statements, normal year-end adjustments that are not expected to be material in amount or effect.

             Section 3.7  Absence of Certain Changes and Events.
                          -------------------------------------
             (a) Except as set forth in Schedule 3.7 of the Disclosure Schedule, since September 30, 1999, there has not occurred any matter, circumstance, event or effect which has had or is reasonably likely to have a Seller Material Adverse Effect.

             (b) Except as set forth in Schedule 3.7 of the Disclosure Schedule, since December 31, 1998:

                     (1) each of Asset Seller (but solely with respect to the Division) and each Company has conducted its business only in the ordinary course of business, consistent with past practice;

               (2) neither Asset Seller nor any Company has sold, leased or otherwise disposed of, or incurred any Lien on, any Intellectual Property or any other asset material to the Business other than sales in the ordinary course of business consistent with past practice;

               (3) neither Seller nor any Company has settled, compromised, waived, released or assigned any material rights or claims it has under or in respect of any Action, Applicable Contract, Tax matter or insurance policy relating to the Business or the Companies or made any material modification or material amendment with respect to any Applicable Contract;

               (4) there has not been any change in the accounting practices, methods or principles used by Asset Seller (but solely with respect to the Division) or any Company;

               (5) there has not been any material increase in the benefits under, or the establishment, amendment or termination of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan covering any of the employees of the Division or any of the Companies, or any other material increase in the compensation payable or to become payable to, or any other material change in the employment terms for any officer of the Division or any Company or any other employee of the Division or any of the Companies earning in excess of $100,000 per year;

               (6) there has not been any entry by Asset Seller (with respect to the Division) or any Company into an employment, consulting, severance, termination or indemnification agreement with any officer of Asset Seller with respect to the Business or the Division or any Company or any other employee of Asset Seller with respect to the Business or the Division or any of the Companies earning in excess of $100,000 per year;

               (7) neither Asset Seller (with respect to the Division) nor any Company has incurred any material Liabilities, other than

                         Liabilities incurred in the ordinary course of business consistent with past practice;

                (8) neither Asset Seller (with respect to the Division) nor any Company has entered into any Contract or engaged in any transaction requiring the performance of services or the delivery of goods or materials by or to Asset Seller or any Company for consideration exceeding $1,000,000 in any one year or which is likely to result in the incurrence of Liabilities by Asset Seller (but only with respect to the Division) or any Company in excess of $1,000,000; and

                (9) neither Asset Seller (with respect to the Division) nor any Company has entered into any Contract or commitment with respect to any of the foregoing.

        Section 3.8   Litigation; Orders.
                      ------------------

        (a) Except as set forth in Schedule 3.8(a) of the Disclosure Schedule, there are no actions, suits or other legal or administrative proceedings by or before any Governmental Entity or other Person (each, an "Action") pending or, to the knowledge of Sellers, threatened against any Seller, any Company or any of their respective assets that relate to the Business or any Company, other than any such Actions that, individually or in the aggregate, would not cause a Seller Material Adverse Effect and are not reasonably likely to prohibit, materially restrict or delay the performance of this Agreement by Sellers.

        (b) Neither Seller, nor any Company nor any of their respective assets is subject to any Order except for those that, individually or in the aggregate, are not material and are not reasonably likely to prohibit, materially restrict or delay the performance of this Agreement by Sellers.

        (c) Except as set forth in Schedule 3.8(c), there are no Actions pending or, to the knowledge of Sellers, threatened, as of the date hereof or within the past three years, against Asset Seller (with respect to the Division), any Company or any of their respective assets, brought by or on behalf of any freelance employee or independent contractor that are related to copyright infringement.

        Section 3.9  Taxes.
                     -----

        (a) Each of Asset Seller and each Company has filed or caused to be filed (on a timely basis since May 5, 1998) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Law, and all such Tax Returns are or, with respect to Tax Returns filed after the date hereof, will be true and complete in all material respects and comply with all applicable Laws. Each of Asset Seller and each Company has paid, or made provision for the payment of, all Taxes that have or are reasonably likely to become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Asset Seller or any Company, except such Taxes as are listed in Schedule 3.9(a) of the Disclosure Schedule or are being contested in good faith and for which adequate reserves have been established in the Financial Statements and the Interim Financial Statements in accordance with GAAP. "Tax Returns" means all returns, reports, notices, forms, declarations, claims for refund, estimates, elections, information statements or other documents relating to any Tax, including any schedule or attachment thereto, and any amendment thereof.

        (b) The charges, accruals and reserves with respect to Taxes of Asset Seller and each Company provided in the Financial Statements are adequate (determined in accordance with GAAP) and all Taxes that Asset Seller or any Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or other Person.

        (c) There are no Liens on any of the Transferred Assets or the assets of any Company that arose in connection with any failure (or alleged failure) of Asset Seller or any Company to pay any Tax for any period prior to the Closing Date nor will any such Liens arise in the future.

        (d) No foreign, federal, state or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Asset Seller or any Company and neither the Asset Seller nor any Company has received from any foreign, federal, state or local taxing authority any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Asset Seller or any Company.

        (e) None of the Companies is a party to or bound by any Tax allocation or Tax sharing agreement.

        (f) None of the Companies shall be required to include any items of income in, or exclude any item of deduction or loss from, taxable income for any taxable year or period ending after the Closing Date as a result of any prepaid amount received by the Company on or prior to the Closing Date.

        (g) None of the Companies is a party to, and none of the Assumed Liabilities constitutes, an agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate in the payment of any

"excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law).



        Section 3.10    Employee Benefits; ERISA.
                        ------------------------

        (a) Sellers have delivered or otherwise made available to Buyer a true, complete and correct copy of, and Schedule 3.10(a) of the Disclosure Schedule sets forth a true, complete and correct list of, each profit-sharing, pension, severance pay, thrift, savings, incentive, change of control, employment, retirement, bonus, deferred compensation, group life and health insurance and other employee benefit plan, agreement, arrangement or commitment, including any such plan, agreement, arrangement or commitment or any other plan or program that constitutes an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) that provides benefits for or pertains to any Division employee or to which Asset Seller makes contributions on behalf of any Division employee or is otherwise bound in connection with the Division ("Asset Seller Benefit
                                                        --------------------
Plans") or (ii) that provides benefits for or pertains to any current or former
-----
employee of any Company or to which any Company makes contributions on behalf of any of its current or former employees or is otherwise bound (all of which are hereinafter referred to as "Company Benefit Plans" and, collectively
                            ---------------------
with Asset Seller Benefit Plans, the "Benefit Plans").
                                      -------------

       (b) All Benefit Plans that are employee benefit plans (the "Plans"), to the extent subject to ERISA or the Code, are in substantial compliance with their terms, ERISA, the Code and any other applicable Law. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS. There is no material pending or, to the knowledge of Sellers, threatened litigation relating to the Plans. No action has been taken with respect to any Benefit Plan either to terminate such Benefit Plan or to cause distributions, other than in the ordinary course of business, to participants under such Benefit Plan.

       (c) Neither Asset Seller, nor any Company, nor any entity that is considered one employer with Asset Seller or any Company under Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code has maintained, or made or been obligated to make, contributions to any plan subject to Part 3 of Title I or Title IV of ERISA at any time within the last six years.

       (d) All contributions required to be made under the terms of any Benefit Plan have been timely made when due.

        (e) Neither Asset Seller nor any Company has any commitments or obligations nor made any representations regarding continuation of welfare benefits after termination of employment under any of the Benefit Plans, except as required by Part 6 of Title I of ERISA or similar laws. Neither Asset Seller (with respect to the Division) nor any Company has any obligations for retiree health or life benefits. Except to the extent limited by applicable Law, there are no restrictions on the rights of Asset Seller or any Company to amend or terminate any such Benefit Plan without incurring Liability thereunder.

        (f) Neither Asset Seller nor any Company has any obligations for retiree health or life benefits other than as provided under any Benefit Plan. Except to the extent limited by applicable Law, there are no restrictions on the rights of Asset Seller or any Company to amend or terminate any Benefit Plan without incurring Liability thereunder.

        (g) Each Benefit Plan covering employees of the Companies (an "International Plan") has been maintained in substantial compliance with
      ------------------
     its terms and with the requirements prescribed by any and all applicable Laws (including any special provisions relating to qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The fair market value of the assets of each funded International Plan (or the liability of each funded International Plan funded through insurance) is sufficient to procure or provide for the benefits accrued thereunder through the Closing Date according to the actuarial assumptions and valuations most recently used to determine employer contributions to the International Plan. The Companies conform in all material respects with the provisions of any applicable national law or regulations in relation to staff delegates and workers' committees, and in a more general manner in relation to the representation of the employees within the Companies.

        Section 3.11 Employees; Labor Matters. Schedule 3.11(a) of the Disclosure Schedule contains a true, complete and correct list, as of the date of this Agreement, of the name, job title, current compensation, and date of hire of each employee of (i) Asset Seller working for the Division and (ii) the Companies, including each employee on leave of absence or layoff status.
Schedule 3.11(b) of the Disclosure Schedule contains a true, complete and correct list, as of the date of this Agreement, of the name, job title, current compensation, and date of hire of each employee of Asset Seller that provides services to the Division or the Business but is not listed in Schedule 3.11(a), including each employee on leave of absence or layoff status. Neither Asset Seller nor any Company is a party to, or bound by, any collective bargaining agreement or other labor Contract nor is any such collective bargaining agreement or other labor Contract currently being negotiated, none of the employees of Asset Seller (with respect to the Division) or any Company is represented by any union or labor organization nor, to the knowledge of Sellers, are there any activities or proceedings of any labor union or labor organization to organize any employees of Asset Seller (with respect to the Division), the Companies or any of the employees listed in Schedule 3.11(b). Each of Asset Seller (but solely with respect to the Division) and each Company is in compliance with all Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work, equal opportunity and occupational health and safety except for such instances of non-compliance that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect. To the knowledge of Sellers, no employee of Asset Seller (with respect to the Division) or of any Company that receives compensation at an annual rate in excess of $200,000 has given notice or has otherwise informed Asset Seller that he or she intends to terminate employment with Asset Seller or the applicable Company.

          Section 3.12 Compliance with Laws; Governmental Authorizations. Except
                       -------------------------------------------------
for any such matters that, individually or in the aggregate, have not had and are not reasonably likely to result in a Seller Material Adverse Effect:

          (a) each of Asset Seller (but solely with respect to the Division) and each Company is in compliance with each Law applicable to it or to its conduct or operation of the Business and no notice has been received by Asset Seller or any Company alleging a failure to comply with such Laws;

          (b) each of Asset Seller (but solely with respect to the Division) and each Company has all licenses, permits, certificates and other approvals or authorizations from Governmental Entities that are necessary to permit it to lawfully conduct and operate the Business in the manner it currently does and to permit it to own and use its assets in the manner in which it currently does ("Governmental Authorizations"); and
                                ---------------------------

          (c) each of Asset Seller (but solely with respect to the Division) and each Company is in full compliance in all material respects with all of the terms and requirements of each of its Governmental Authorizations and no notice has been received by Asset Seller or any Company alleging a failure to comply with such terms and requirements.

          Section 3.13  Real Property.
                        -------------

          (a) Schedule 3.13(a) of the Disclosure Schedule contains a true, complete and correct list, as of the date of this Agreement, of all leased and subleased real property included in the Transferred Assets or leased or subleased by any Company (the "Leased Real Property"). Sellers have
                                        --------------------
      delivered or made available to Buyer true, complete and correct copies of the deeds, leases or other instruments and all amendments thereto (collectively, the "Leases") by which such real property is leased. As of
                          ------
      the date of this Agreement, neither Seller nor any Company owns any real property Related to the Business. There is no significant default under any Leases relating to the Leased Real Property by Asset Seller or any Company or, to the knowledge of Sellers, by the other parties thereto, and no event has occurred which with the giving of notice, lapse of time or both would constitute such a significant default.

                (b) Each of the Leases are in full force and effect. Except as set forth in Schedule 3.13(b) of the Disclosure Schedule, each Lease will continue to be enforceable on substantially identical terms following the Closing; neither Asset Seller nor any Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease and each Lease is fully assignable to Buyer without the necessity of any consent.

                 (c) Each of Asset Seller and each Company has a valid leasehold interest in the Leased Real Property held by it free and clear of all Liens except: (i) mortgages or security interests shown on the Financial Statements as securing specified Liabilities or obligations, all of which shall be discharged by Sellers at or prior to Closing, (ii) Liens for current Taxes and assessments and other charges by Governmental Entities not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Financial Statements and the Interim Financial Statements in accordance with GAAP, and (iii) imperfections of title that do not materially impair the use of such properties by the Asset Seller or the applicable Company, as applicable, or the value of the leasehold interests of such Leased Real Property.

                 Section 3.14 Contracts, Leases and Agreements; No Default.
                              --------------------------------------------

                 (a) Except as set forth in Schedule 3.14(a) of the Disclosure
            Schedule, there are no Applicable Contracts included among the Transferred Assets or to which any Company is a party or by which any of them are bound:

                     (1) evidencing indebtedness for borrowed money in excess of $1,000,000 or pursuant to which Asset Seller (but solely with respect to the Division) or any Company has guaranteed any obligation of any other Person in excess of $1,000,000;

                     (2) prohibiting, restricting or limiting the ability of Asset Seller or any Company to engage in any line of business, to compete with any Person or to carry on the Business or any other business activity anywhere in the world;

                     (3)    leasing real property;

                     (4) requiring the performance of services or delivery of goods or materials by or to Asset Seller or any Company for consideration exceeding $1,000,000 in any one year that are not terminable by Asset Seller or the relevant Company within one year without penalty;

                     (5) representing an employment agreement (i) in the case of employees of the Asset Seller, that cannot be cancelled with less than 30 days notice and without penalty or special payment (other than severance in an amount not to exceed $100,000) and (ii) in the case of employees of any of the Companies, that cannot be cancelled without penalty or special payment (other than severance in an amount not to exceed $250,000);

                     (6) that pertain to significant Intellectual Property including license agreements, indemnification agreements or other similar arrangements;

                     (7) that create any joint venture or other similar arrangements (other than as specifically contemplated by Section 6.1(h)) or prohibit it from freely engaging in any business or competing anywhere in the world;

                     (8) that are between the Asset Seller (with respect to the Business or the Division) or any Company, on the one hand, and any Affiliate of Asset Seller (other than the Division or any Company), on the other hand;

                     (9) requiring any Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other securities or that are shareholder agreements, voting trust agreements, registration rights agreements or other Contracts between any Company and its current or former security holders;

                     (10) in the case of employees of any of the Companies, which is an employment agreement for which there exists contractual liability (and excluding any statutory liability) related to severance in an amount in excess of $100,000;

                     (11)   constituting capital leases; or

                     (12)   that are otherwise material to the Business.

            Sellers have delivered or made available to Buyer a true, complete and correct copy of each Applicable Contract listed in Schedule 3.14(a) of the Disclosure Schedule.

                (b) Except as set forth in Schedule 3.14(b) of the Disclosure Schedule or for any such matters that, individually or in the aggregate, would not have a Seller Material Adverse Effect with respect to each Applicable Contract listed in Schedule 3.14(a) of the Disclosure
        Schedule:

                     (1) such Applicable Contract is a valid and legally binding obligation of Asset Seller or the Company party thereto and, to the knowledge of Sellers, the other parties thereto;

                     (2) Asset Seller or the Company that is a party to such Applicable Contract is in substantial compliance with all material terms and requirements of such Applicable Contract;

                     (3) to the knowledge of Sellers, each other Person that is a party to such Applicable Contract is in substantial compliance with all material terms and requirements of such Applicable Contract;

                     (4) to the knowledge of Sellers, no event has occurred or circumstance exists that (with or without the giving of notice, the lapse of time or both) gives any Person the right to declare a default, exercise any remedy under, accelerate the maturity or performance of, or terminate such Applicable Contract;

                     (5) except as set forth in Section 3.5(b) of the Disclosure Schedule, to the knowledge of Sellers upon the consummation of the transactions contemplated by this Agreement and subject to the receipt of consents set forth in Schedule 3.5(c) of the Disclosure Schedule, each Applicable Contract listed in Schedule 3.14(a) of the Disclosure Schedule will be a valid and binding obligation of Buyer, enforceable in accordance with its terms.

        Section 3.15      Environmental Matters.
                          ---------------------

        (a) Except for any such matters that, individually or in the aggregate would not have a Seller Material Adverse Effect:

                   (1) each of Asset Seller (but solely with respect to the Division) and each Company is in substantial compliance with all applicable Environmental Laws;

                   (2) neither Asset Seller (but solely with respect to the Division) nor any Company has received any written notice from any Governmental Entity alleging the violation of any applicable Environmental Laws other than for matters that have been resolved prior to the date hereof;

                   (3) neither Asset Seller (but solely with respect to the Division) nor any Company is subject to any Order arising under any Environmental Law; and

                   (4) to the knowledge of Sellers, neither Asset Seller (but solely with respect to the Division) nor any Company has generated, stored, used, transported, disposed of or released any Hazardous Substance except as permitted under applicable Environmental Laws.

          (b) This Section 3.15 constitutes the sole representation and warranty of Asset Seller and the Companies with respect to any Environmental Law or Hazardous Substance notwithstanding any other representation and warranty in this Article III. For purposes of this Agreement, the term "Environmental Law" means any applicable law, regulation, code, license,
    -----------------
   permit, order, judgment, decree or injunction promulgated by any Governmental Entity (i) for the protection of the environment (including air, water, soil and natural resources) or (ii) regulating the use, storage, handling, release or disposal of Hazardous Substances, in each case as presently in effect. For purposes of this Agreement, the term "Hazardous Substance" means any
                                         -------------------
   substance to the extent listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-product thereof.

          Section 3.16 Insurance. Schedule 3.16 of the Disclosure Schedule sets forth a true, complete and correct list of all insurance policies covering the Division, the Companies and any of their assets or operations, including a description of any and all programs of self-insurance. The insurance policies listed in Schedule 3.16 of the Disclosure Schedule are sufficient in all material respects to comply with applicable Laws and any requirements of the Applicable Contracts. No notice of cancellation or termination of any insurance policy listed in Schedule 3.16 of the Disclosure Schedule has been received with respect to any such policy and, to the knowledge of Sellers, each such policy is in full force and effect.

        Section 3.17 Brokers and Finders. Except for Morgan Stanley & Co.
                     -------------------
Incorporated, whose fees shall be paid by Sellers, no agent, broker, investment banker, intermediary, finder, Person or firm acting on behalf of Sellers or any Company will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

        Section 3.18 No Undisclosed Liabilities. The Assumed Liabilities do not
                     --------------------------
include, and the Companies do not have, any Liabilities except for (a) Liabilities disclosed in the Disclosure Schedule, (b) Liabilities reflected or reserved against in the Financial Statements, (c) current liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practice, and (d) any other Liabilities that, individually or in the aggregate, are not material. "Liabilities" means any debts, liabilities, commitments or obligations of any kind, character or nature whatsoever, whether known or unknown, contingent or absolute, due or to become due.

        Section 3.19 Intellectual Property. Except as set forth in Schedule 3.19
                     ---------------------
of the Disclosure Schedule, Asset Seller and the Companies own or have the valid and enforceable right to use all of the Intellectual Property used by them in the conduct of the Business. Schedule 3.19 of the Disclosure Schedule lists all registered copyrights, material trademark and service mark applications and registrations and domain names held by Asset Seller and the Companies in connection with the Business, except for such copyrights, registrations or applications for trademarks or domain names that are not being used, or that individually or in the aggregate are not material. Except as set forth in
Schedule 3.19 of the Disclosure Schedule, no proceedings or claims are pending or, to the knowledge of Sellers, threatened alleging that the use by Sellers or any Company of any Intellectual Property infringes on the rights of any third party and no written claim has been received by Sellers or any Company alleging any such infringement, other than any such infringements, proceedings or claims that, individually or in the aggregate, would not have a Seller Material Adverse Effect. Except as set forth in Schedule 3.19 of the Disclosure Schedule, to the knowledge of Sellers, no Person is infringing any of the Intellectual Property in any material respect.

        Section 3.20 Transferred Assets. Asset Seller has, and at the Closing
                     ------------------
Buyer will receive, good and marketable title to all of the Transferred Assets, in each case free and clear of any Lien, except for such Liens that would not materially interfere with the ownership of the Transferred Assets or operation of the Business, taken as a whole, and which would not reasonably be expected to interfere with or adversely affect the financing contemplated by Section 6.1(k). All tangible assets constituting Transferred Assets are in good operating condition and repair, ordinary wear and tear excepted. Except for the Excluded Assets, and except for the assets listed on Schedule 2.1 of the Disclosure Schedule, the Transferred Assets will constitute all of the material assets of the Asset Seller or any of its Affiliates used in the operation of the Business as conducted on the Closing Date.

        Section 3.21 Year 2000 Compliance. To the knowledge of Sellers, all
                     --------------------
hardware, software and embedded technology used by Asset Seller or any Company in the conduct of the Business (each such item, an "IT Asset") is Year 2000
                                                    --------
Compliant, except for such failures to be Year 2000 Compliant that, individually or in the aggregate, are not reasonably likely to be material. "Year 2000
                                                                ---------
Compliant" means, with respect to any IT Asset, that the IT Asset can accurately
---------
recognize, manage, accommodate and manipulate date-dependent data, computations, outputs and other functions for dates on or after January 1, 2000 (including single-and multi-century formulas and leap years).

        Section 3.22 SEC Filings. All forms, reports, statements and other
                     -----------
documents (the "SEC Reports") filed by Parent with the Securities and Exchange
                -----------
Commission ("SEC") have been prepared in all material respects in accordance
             ---
with the requirements of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and, to the extent covering information or matters related to the Business, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading. Neither Asset Seller nor any other direct or indirect Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act of 1934, as amended.

        Section 3.23 Related Party Transactions. Except as set forth in Schedule
                     --------------------------
3.23 of the Disclosure Schedule, since September 30, 1999, none of Asset Seller (with respect to the Division) and the Companies is party to any agreement, contract, commitment, transaction or proposed transaction with any of its Affiliates (excluding the Division and the Companies), except agreements, contracts, commitments, transactions and proposed transactions which have been entered into and conducted on an arm's-length basis.


        Section 3.24 Capitalization. The issued and outstanding capital stock of
                     --------------
Parent consists solely of (i) 103,366,373 shares of Ziff-Davis Inc.-ZD Common Stock ("ZD Stock"), of which 71,619,366 shares are owned by SOFTBANK, and (ii)
        --------
13,707,063 shares of Ziff-Davis Inc.-ZDNet Common Stock ("ZDNet Stock"), of
                                                          -----------
which no shares are owned by SOFTBANK. Based on the market value of Ziff-Davis Inc.-ZD Common Stock and Ziff-Davis Inc.-ZDNet Common Stock as of the date hereof, SOFTBANK is entitled to approximately 59.4% of the voting power of Parent on matters generally presented for a vote of stockholders of Parent, including the matters contemplated by this Agreement. SOFTBANK is able to vote, without limitation, all shares of ZD Stock it owns until this Agreement terminates, or, if sooner, the date after the day on which any Stockholders Meeting convened in accordance with Section 5.19 is held. There are no options to purchase shares of ZD Stock or ZDNet Stock other than 10,005,060 options to purchase ZD Stock and 12,852,277 options to purchase ZDNet Stock.

        Section 3.25  Liabilities.  All of the Liabilities related to the
                      -----------
Business or the Transferred Assets are Liabilities of Asset Seller or the Companies.

        Section 3.26  No Other Representations or Warranties; Disclaimer of
                      -----------------------------------------------------
Representations and Warranties.
------------------------------

         (a)  Except for the representations and warranties contained in this
   Article III, neither of the Sellers nor any other Person makes any express or implied representation or warranty on behalf of or with respect to Sellers, any Company, the Transferred Assets, the Division or the Business, and Sellers hereby disclaim any representation or warranty not contained in this
   Article III or in any other agreement, instrument or document delivered by any of Sellers and the Companies upon execution hereof or at the Closing.

           (b) Except as set forth in the first sentence of Section 3.20, the Sellers do not make any express or implied representation or warranty with respect to the Investments or the business conducted by the Companies or entities in which such Investments were made.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Sellers as follows:

           Section 4.1 Organization and Good Standing. Buyer is duly organized,
                       ------------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has full corporate power and authority to conduct its businesses and to own or use its assets as it currently does.

           Section 4.2 Corporate Authority. Buyer has the corporate power and
                       -------------------
authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

           Section 4.3  Consents and Approvals; No Violations.
                        -------------------------------------

           (a) Except for an HSR Filing, European Union merger regulations and except as set forth in Schedule 4.3 of Buyer's Disclosure Schedule, no notices, reports, registrations or other filings are required to be made by Buyer with, nor are any consents, approvals or authorizations required to be obtained by Buyer from, any Governmental Entity or third-party in connection with the execution, delivery or performance of this Agreement by Buyer, in each case except for those the failure of which to make or obtain, individually or in the aggregate, are not material to Buyer's ability to perform its obligations under this Agreement.

           (b) The execution, delivery and performance of this Agreement by Buyer will not:

                (1) violate or contravene any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of Buyer;

                (2) violate, conflict with, or constitute or result in a default, acceleration or creation of a Lien under, or a termination of (in each case with or without notice, lapse of time or both), any provision of any Contract to which Buyer is a party or by which any of its assets are bound;

                (3) require Buyer to obtain the consent, waiver, authorization or approval of, any Person under any Contract to which Buyer is a party or by which any of its assets are bound; or

                (4) violate, contravene or conflict with any Law or Order of any Governmental Entity having jurisdiction over Buyer or any of its assets.

           Section 4.4 Securities Act. Buyer is acquiring the Shares for its own
                       --------------
account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") in any manner that
                                          --------------
would be in violation of the Securities Act. Buyer has not, directly or indirectly, offered the Shares to anyone or solicited any offer to buy the Shares from anyone in any manner that would bring the offer and sale of the Shares pursuant hereto within the registration requirements of the Securities Act. Buyer will not sell, convey, transfer or offer for sale any of the Shares except upon compliance with the Securities Act and any applicable state securities laws or pursuant to any exemption therefrom.

           Section 4.5 Brokers and Finders. No agent, broker, investment banker,
                       -------------------
intermediary, finder, Person or firm acting on behalf of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto, other than Buyer, in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

           Section 4.6 Financing. Upon funding of the commitment letters
                       ---------
attached as Exhibit D hereto in accordance with customary terms reasonably
            ---------
satisfactory to Buyer, on the Closing Date Buyer will have available immediately available funds sufficient to enable it to purchase the Transferred Assets and Shares on the terms and conditions of this Agreement. Except as set forth in such commitment letters, Buyer's obligations hereunder are not subject to any conditions regarding Buyer's ability to obtain financing for the consummation of the transactions contemplated herein.

        Section 4.7 Litigation. As of the date hereof, there are no Actions
                    ----------
pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates other than Actions that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or materially restrict or delay the performance of this Agreement by Buyer.

        Section 4.8 No Other Representations or Warranties. Except for the
                    --------------------------------------
representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of or with respect to Buyer and Buyer hereby disclaims any representation or warranty not contained in this Article IV.

                                   ARTICLE V

                                   COVENANTS

        Section 5.1 Conduct of Business. Prior to the Closing, except as
                    -------------------
requested or consented to by Buyer in writing, which consent shall not be unreasonably withheld or delayed and except as otherwise expressly contemplated hereby, Asset Seller shall, and Stock Seller shall cause the Companies to, conduct the Business only in the ordinary course of business consistent with past practice and use their commercially reasonable efforts to preserve intact the Business and the relationships of the Division and the Companies with their employees, suppliers and others having business relationships with them and Asset Seller shall not (but solely with respect to the Division) and Stock Seller shall ensure that the Companies shall not:

              (a) grant, modify or increase any bonus, salary, severance, termination or other compensation or benefits to any employee of the Division or any Company other than in the ordinary course of business consistent with past practice or adopt or enhance any Benefit Plans;

              (b) sell, lease, license or otherwise dispose of, mortgage, pledge or otherwise subject to a Lien any assets in excess of $1,000,000 Related to the Business and owned by the Asset Seller or any Company other than (i) dividends of cash or other Excluded Assets; (ii) sales, licenses or dispositions in the ordinary course of business consistent with past practice; and (iii) nonconsensual statutory or common law Liens incurred in the ordinary course of business of a nature that would not reasonably be expected to interfere with or adversely affect the financing contemplated by Section 6.1(k).

               (c) acquire or make any investment of more than $1,000,000 in any other Person or assets, including without limitation by merger, consolidation or share exchange;

               (d) make or commit to make any capital expenditures in excess of $1,000,000;

               (e) except as set forth in Schedule 5.1(e) of the Disclosure Schedule, enter into any Applicable Contract that would have been required to be listed in Schedule 3.14(a) of the Disclosure Schedule if it had been in effect as of the date of this Agreement or terminate, modify in any material respect or waive any material rights under any Applicable Contract listed in such Schedule in each case other than in the ordinary course of business consistent with past practice;

               (f) settle, compromise, waive, release or assign any material claims or rights it has in respect of any Actions related to the Business or any Company to which it is a party or by which it is bound;

                (g) incur any indebtedness for borrowed money other than indebtedness to Sellers or their Affiliates or guaranty any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities, or grant or incur any Liens for borrowed money or that could reasonably be expected to adversely affect the Buyer's ability to obtain the financing contemplated by this Agreement with respect to any of the Transferred Assets or any assets of any of the Companies;

                (h) change any of its accounting methods, policies or practices;

                (i) enter into any material transaction or Contract which, if entered into prior to the date hereof, would have required disclosure under Section 3.23 above; or

                (j)  enter into any agreement to do any of the foregoing.

                Notwithstanding the foregoing, at any time before the Closing, Stock Seller may cause any Company to (i) transfer, by dividend or otherwise, to Stock Seller or any of its Affiliates any cash, bank accounts, certificates of deposit, commercial paper, annuities, treasury notes and bills or other marketable securities and any of the assets listed in Schedule 5.1(i) of the Disclosure Schedule and (ii) discharge any Liability owed to or by Sellers or any of their Affiliates.

                 Section 5.2  Access.
                              ------

                 (a) Between the date of this Agreement and the Closing Date, Sellers shall, and shall cause the Companies to, afford Buyer full and free access, at all reasonable times during normal business hours, to the personnel, premises, properties, Applicable Contracts, books and records and other documents and data relating to the Division and the Companies as Buyer may reasonably request. The foregoing shall not require Sellers or any Company to permit any inspection, or to disclose any information, that in their reasonable judgment is reasonably likely to result in the disclosure of any trade secrets of third parties or violate any of their obligations with respect to confidentiality if the Applicable Seller or the Company, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.2(a) shall be directed to an executive officer of the Applicable Seller.

                       (b) Following the Closing, Buyer shall, and shall cause
            the Companies and any other Subsidiary of Buyer to (i) afford Sellers full and free access, upon reasonable notice at all reasonable times during normal business hours, to the personnel, premises, properties, Applicable Contracts, books and records and other documents and data relating to the Division and the Companies as Sellers shall reasonably request, (ii) furnish Sellers with copies of all such Applicable Contracts, books and records and other existing documents and data as Sellers may reasonably request and
            (iii) furnish Sellers with such additional financial, operating and other data and information as Sellers may reasonably request, in each case to the extent necessary to prepare its financial statements, Tax Returns and other documents and reports Sellers or any of its Affiliates are required to file with Governmental Entities or which Sellers reasonably require in connection with any Action against, or tax examination of, Sellers or any of its Affiliates (other than any Action by or against Buyer or any of its Affiliates); provided that Buyer shall not be obligated to comply with any of the foregoing unless and until Sellers shall have executed a confidentiality agreement in customary form. The foregoing shall not require Buyer, any Company or any of Buyer's other Affiliates to permit any inspection, or to disclose any information, that in their reasonable judgment is reasonably likely to result in the disclosure of any trade secrets of third parties or violate any of their obligations with respect to confidentiality if Buyer, the Companies or Buyer's other Affiliates shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.2(b) shall be directed to an executive officer of Buyer.

                       Section 5.3   Required Consents, Approvals and Actions.
                                     ----------------------------------------

                       (a) Sellers shall use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary notices, reports, registrations or other filings and documents and to obtain as promptly as practicable all necessary consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable or to take such other actions necessary or advisable under any Law to consummate the transactions contemplated herein. Buyer shall provide reasonable assistance to and cooperate with Sellers' efforts with respect to the matters described in the preceding sentence. Each party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Buyer or any Seller or Company that appears in any filing made with, or written materials submitted to, all third parties and Governmental Entities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Buyer and Sellers shall act reasonably and as promptly as practicable. Buyer and Sellers agree that they will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, including promptly furnishing the other with copies of notice or other communications received by Buyer, Sellers or the Companies, from all third parties and Governmental Entities with respect to the transactions contemplated herein.

                      (b) Without limiting the generality of the foregoing, Buyer and Sellers each agree to promptly prepare and file an HSR Filing with the Federal Trade Commission (the "FTC") and the
                                                           ---
            Antitrust Division of the Department of Justice (the "DOJ"). Each
                                                                  ---
            party hereby covenants to request early termination of the waiting period required by the HSR Act and to cooperate with the other such party to the extent reasonably necessary to assist in making reasonable supplemental presentations to the FTC or the DOJ, and if requested by the FTC or the DOJ, to promptly amend or furnish additional information thereunder. Buyer agrees to use its best efforts to do all things necessary, proper or advisable to avoid or eliminate any impediment under any antitrust law that may be asserted by any of the FTC, the DOJ or any other Person to the consummation of the acquisition of the Transferred Assets or the Shares by the Buyer in accordance with the terms of this Agreement.

                      Section 5.4 Commercially Reasonable Efforts. Between the
                                  -------------------------------
date of this Agreement and the Closing Date, each of the parties hereto shall use their respective commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.2, as applicable, to be satisfied.

                      Section 5.5 Publicity. The initial press release
                                  ---------
announcing the transactions contemplated herein shall be released jointly after consultation between the parties hereto and thereafter the parties hereto shall consult with each other to the extent practicable prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated herein and prior to making any filings with any Governmental Entity or with any national securities exchange or interdealer quotation service with respect thereto.

         Section 5.6 Expenses. Except as otherwise expressly provided herein,
                     --------
whether or not the transactions contemplated herein are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expense; provided that all fees and expenses arising from the assignment of trademarks or service marks by Asset Seller or any of its Affiliates to Buyer shall be borne 50% by Buyer and 50% by Asset Seller. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

         Section 5.7 ZDMI Non-Solicitation. Buyer hereby covenants and agrees
                     ---------------------
that for a period of two years following October 1, 1999, Buyer shall not employ in competition with the ZD Market Intelligence Business any person formerly employed by Asset Seller's ZD Market Intelligence division who became an employee of Harte-Hanks, Inc. in connection with the sale of the ZD Market
                                                                 ---------
Intelligence Business. "ZD Market Intelligence Business" means the development,
---------------------
compilation and distribution of information on installed and planned technology hardware and software purchases and the provision of customized service solutions utilizing such information as conducted by the ZD Market Intelligence division of Asset Seller before October 1, 1999.

         Section 5.8   Employees.
                       ---------

         (a) Schedule 5.8(a) of the Disclosure Schedule sets forth, as of the date hereof, a true, complete and correct list of employees of the Division and the Companies who are on disability leave, authorized leave of absence or military service. On the Closing Date, Buyer shall (i) offer employment to all active employees of Asset Seller listed on Schedules 3.11(a) and 3.11(b) of the Disclosure Schedule and who are still employees of Asset Seller as of the Closing Date, including the employees of Asset Seller who are temporarily absent from work for short-term disability, military service, worker's compensation or Family Medical and Leave Act reasons and identified as such on Schedule 5.8(a) of the Disclosure Schedule, for cash compensation substantially comparable to that set forth on Schedules 3.11(a) and (b) of the Disclosure Schedule as increased in accordance with the terms of Section 5.1(a), and (ii) offer employment to all active employees of Asset Seller hired in the ordinary course of business after the date hereof but prior to the Closing Date (provided, however, that neither Asset Seller nor any Company shall hire any person for annual compensation in excess of $150,000 without the prior written consent of Buyer) for cash compensation equal to that amount for which they were hired (in the case of persons hired after the date hereof) as increased in accordance with the terms of Section 5.1(a) in connection with similar increases for all other employees similarly situated. Notwithstanding any other provision of this Agreement to the contrary, Buyer shall not be obligated to offer employment to any person except as required pursuant to the immediately preceding sentence. Buyer shall have no liability or obligation for (i) any active employee of Asset Seller who does not accept employment with Buyer or (ii) any non-active or former employee of Asset Seller (such Liabilities with respect to the foregoing being referred to as "Excluded Employment Liabilities"). Asset Seller shall use its
          -------------------------------
      reasonable efforts to ensure the orderly transfer of such employees to Buyer.

                (b) Buyer shall comply in all material respects with all Laws respecting employment and employment practices in connection with the transfer of any employees of Asset Seller to Buyer or the retention of employees by the Companies after the Closing Date.

                (c) During the period commencing at the Closing Date and ending on the first anniversary thereof, Buyer shall, or shall cause one of its Affiliates to, continue to provide to the employees of the Division and employees of each Company employee benefit plans, programs, policies and arrangements (other than stock option or other plans involving the potential issuance of securities) which in the aggregate are no less favorable than those provided under the applicable employee benefit plans, programs, policies and arrangements of the Division or the relevant Company in effect on the Closing. Without limiting the generality of the foregoing,

                        (1) Buyer shall cause each of the Division and each Company to continue the Enhanced Severance Benefit Plan set forth in Schedule 5.8(c) of the Disclosure Schedule for a period of at least 60 days after the Closing. Employees of the Division and each Company shall (1) be permitted to carry over up to four weeks of vacation time accrued during his or her employment by Asset Seller and (2) be given credit under each employee benefit plan, program, policy or arrangement of Buyer or any of its Affiliates in which the employees are eligible to participate for all service with the Division, each Company or any predecessor employer (to the extent such credit was given by the Division or the relevant Company) for purposes of eligibility, vesting, benefit accrual, severance and vacation entitlement.

                        (2) Buyer shall take all such action as is necessary or appropriate in order to ensure that employees of the Division who accept employment by Buyer and employees of each Company and their spouses and dependent children covered by the group health plans sponsored by Sellers or their Affiliates (the "Seller Health Plans") as of the Closing
                              -------------------
                             Date become eligible for coverage under a substantially comparable group health plan maintained by Buyer or its

                             Affiliates effective immediately after the Closing. Buyer shall cause the group health plan maintained by it or its Affiliates to (i) waive any waiting periods, evidence of insurability requirements or preexisting condition limitations and (ii) honor any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries under the Seller Health Plans during the portion of 1999 preceding the Closing.

                       (3) Buyer shall take all such action as is necessary or appropriate in order to assure that employees of the Division and each Company covered by the group term life insurance plan sponsored by Sellers or their Affiliates (the "Seller Life Plan")
                                                    ----------------
                             as of the Closing Date become eligible for substantially comparable coverage under a group term life insurance plan maintained by Buyer or its Affiliates effective immediately after the Closing. Buyer shall cause such plan to waive any medical certification for such employees up to the amount of coverage the employees had under the Seller Life Plan (but subject to any limits on the maximum amount of coverage under Buyer's group term life insurance plan).

        (d) The account balances under the ZD Plan of all current and former employees of the Division and the each Company, (i) if not forfeited under the terms of the ZD Plan prior to the Closing Date, shall become 100% vested and non-forfeitable upon the Closing Date, and (ii) shall be transferred to a tax-qualified defined contribution plan maintained by Buyer or any of its Affiliates ("Buyer's Plan") in a so-called "trust-to-trust" transfer satisfying
              ------------
 the applicable requirements of Section 414(l) of the Code. An amount equal to 8% of the eligible earnings earned in the year 2000 prior to the Closing Date of all employees of the Division or any Company shall be accrued as a liability on the Closing Date Balance Sheet; provided, however, that Buyer shall use such
                                    --------  -------
 amount to make a discretionary contribution to Buyer's own retirement plan for the benefit of such employees.

        (e) Employees of the Division and each Company who are on long-term disability as of the Closing Date shall continue disability coverage under Sellers' disability plan until such time as they are no longer disabled. Employees of the Division and each Company who are on short-term disability as of the Closing Date shall be covered under a short-term disability plan maintained by Buyer or its Affiliate effective immediately after the Closing Date, and shall be transferred to a plan maintained by Buyer or its Affiliates upon becoming permanently disabled or otherwise entitled to long-term disability benefits under such plan.

               Buyer shall pay to employees of the Division and each
            Company the retention costs and special bonuses set forth in
            Schedule 5.8(e) of the Disclosure Schedule in accordance with such Schedule.

              Section 5.9 Intercompany Liabilities. Except as otherwise provided
                          ------------------------
in Section 5.10, Sellers shall take all actions necessary so that, as of the Closing Date, neither Asset Seller (with respect to the Division) nor any of the Companies shall have any Liability (other than with respect to trade receivables arising in the ordinary course of business consistent with past practice which will be reflected on the Closing Date Balance Sheet and included in the calculation of Closing Net Worth) to any of Sellers and their Affiliates (other than the Division or any Company) after the Closing, including all borrowings by Asset Seller (with respect to the Division) or any Company from any of Sellers and their Affiliates (other than Asset Seller, with respect to the Division or any Company) or any obligation to pay a dividend to any of Sellers and their Affiliates (other than Asset Seller, with respect to the Division or any Company).

              Section 5.10 Intercompany Programs. Prior to the Closing, Asset
                           ---------------------
Seller and its Affiliates have proposed or agreed upon transactions with third parties whereby products or services of the Division and the Companies are offered or sold to such third parties bundled with other products or services of Asset Seller and/or its Affiliates. Prior to the Closing, Buyer and Asset Seller shall, and Asset Seller shall cause its Affiliates to, negotiate in good faith and, if such Persons agree, execute definitive agreements embodying, the terms on which Buyer (with respect to the Business and the Division), Asset Seller and such Affiliates shall provide such products or services to such third parties. In connection with such negotiations, none of Buyer, Asset Seller and its Affiliates shall be obligated to accept any payment or other terms, provided that each will afford to the others the favorable terms which such Person generally offers third parties buying such products or services from such Person in similar quantities. Buyer acknowledges that prior to the Closing Date, certain current Affiliates of Asset Seller may be sold by Asset Seller or its parent company, Ziff-Davis Inc.

              Section 5.11  Transition Services and Subleases.
                            ---------------------------------

             (a) Prior to Closing, Sellers and Buyer shall negotiate in good faith and execute an agreement covering (i) certain services that Seller will provide to Buyer for a period of up to six months following the Closing, at a price equal to the Asset Seller's or Parent's, as appropriate, cost of providing such services, and (ii) terms on which Buyer will make available to Affiliates of Sellers office space at a price equal to a pro rata portion of the lease payments and other costs related to the use of the office space, based on the amount of space used by such Affiliate.

               (b) Asset Seller shall, and shall cause its Affiliates to, and Buyer shall, enter into a sublease as contemplated by Schedule 5.11(b) of the Disclosure Schedule.

               Section 5.12   Retention of Records.
                              --------------------

               (a) Buyer shall retain, and cause its Affiliates to retain, all books and records relating to the conduct of the Business prior to the Closing Date for a period of at least six years from the date hereof. After the end of such six-year period, any such document or record may be disposed of by Buyer or its Affiliates only if Buyer or such Affiliate first offers to surrender possession thereof to Sellers at Sellers' expense and Sellers decline such offer. Upon reasonable notice to Buyer and with Buyer's prior consent, which consent Buyer will not withhold or delay unreasonably, Sellers may inspect and make copies of any such records for any reasonable purpose during business hours, subject to Sellers' obligations under
            Section 5.18.

               (b) Subject to Sellers' obligations under Section 5.18, Sellers may retain (i) one copy of the materials included in the data room organized by Sellers in connection with the Asset Purchase and the Stock Purchase, together with a copy of all documents referred to in such materials, (ii) all internal correspondence and memoranda, valuations, investment banking presentations and bids received from others in connection with the Asset Purchase and the Stock Purchase and (iii) a copy of all combined, consolidating and consolidated financial information and all other accounting records prepared or used in connection with the preparation of the Financial Statements. Sellers shall deliver to Buyer all other books and records relating to the Business and the Companies.

               Section 5.13 Asset Seller's Trademarks. Effective as of the
                            -------------------------
Closing Date, any license agreement pursuant to which Asset Seller or any of its Affiliates has granted to the Division or any Company the right to use trademarks, trade names, trade dress, service marks, domain names or logos that include the words "ZD", "Ziff" or "SOFTBANK" shall be cancelled. Except as provided in the license agreement contemplated by Section 6.1(h), as promptly as is practicable after the Closing, Buyer shall, and agrees to cause each Company to, eliminate the words "ZD", "Ziff" or "SOFTBANK" and every word or expression derived therefrom from the names under which the Division and the Companies do business. Except as provided in the license agreement contemplated by Section 6.1(h), within 60 days after the Closing (the "Transition Period"), Buyer shall, and shall cause each Company to, remove any such trademarks, trade names, trade dress, service marks, domain names and logos from its respective properties, stationery and literature, and thereafter neither Buyer nor the Companies shall use any such trademarks, trade names, trade dress, service marks, domain names or logos.

         Section 5.14    Tax Matters.
                         -----------

         (a)  Transfer Taxes. All excise, sales, use, transfer, documentary,
              --------------
  filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"),
                                                           --------------
  shall be borne 50% by Buyer and 50% by Sellers. Buyer and Sellers shall cooperate in the timely preparation and filing of any Tax Returns that must be filed in connection with any Transfer Taxes. Buyer shall promptly and timely pay all Transfer Taxes. Any Transfer Taxes or fees resulting from any subsequent transfer of the Transferred Assets or Assumed Liabilities or any transfer of property on or subsequent to the Closing shall be borne entirely by Buyer, and Buyer shall indemnify Sellers for any liabilities arising in connection therewith.

         (b)  Remittance of Transfer Taxes. Transfer Taxes described in Section
              ----------------------------
  5.14(a) shall be remitted as provided by applicable law, and where the paying party is entitled to reimbursement, such reimbursement will be made by the non-paying party in immediately available funds in United States dollars not later than five business days after the payment of such taxes.

         (c)  Determination and Allocation of Consideration.  Asset Seller and
              ---------------------------------------------
  Buyer agree to determine the amount of and allocate the total consideration transferred by Buyer to Asset Seller pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the assets and liabilities transferred and in accordance with Section 1060 of the Code. Buyer shall provide Asset Seller with one or more schedules allocating the Consideration. If Asset Seller disagrees with any items reflected on the schedules so provided, Asset Seller shall have the right to notify Buyer of such disagreement and its reasons for so disagreeing, in which case Asset Seller and Buyer shall attempt to resolve the disagreement. If Asset Seller and Buyer cannot resolve the disagreement, the disagreement shall be referred to the Accounting Expert, whose decision shall be final and binding and whose expenses shall be borne by the party that the Accounting Expert determines has lost the dispute. Asset Seller and Buyer agree to prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. To the extent that the Consideration is adjusted after the Closing Date, the parties agree to revise and amend the schedule and IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Consideration derived pursuant to this subsection shall be binding on Asset Seller and Buyer for all Tax reporting purposes.

         (d)  Employee Withholding and Reporting Matters. With respect to those
              ------------------------------------------
employees who are employed by Buyer within the same calendar year as the

        Closing, Buyer shall, in accordance with and to the extent permitted pursuant to Revenue Procedure 96-60, 1996-2C.B.399, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statement, Form W-3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Return, Form W-4, Employee's Withholding Allowance Certificate, and Form W-5, Earned Income Credit Advance Payment Certificate. Sellers and Buyer agree to comply with the procedures described in Section 5 of Revenue Procedure 96-60.

                Section 5.15 Further Assurances. At any time and from time to
                             ------------------
time after the Closing Date, the parties hereto agree to (a) furnish upon request to each other such further assurances, information, documents and instruments of transfer or assignment, (b) promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment, and (c) do all such further acts and things, in each case that the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein. In the event either Seller is the obligor on a performance bond, letter of credit or similar instrument described on Schedule 5.15 of the Disclosure Schedule which secures the payment or performance of an Assumed Liability, Buyer shall use its commercially reasonable efforts to cause such Seller to be released from such obligations and shall take such actions as are necessary to reimburse the Applicable Seller for any payments it makes in respect of such obligations.

                Section 5.16 Non-Assignable Agreements. Buyer acknowledges that
                             -------------------------
certain agreements between Asset Seller and third parties require that such third parties consent to the assignment of such agreements. Asset Seller shall use commercially reasonable efforts to obtain all consents and approvals necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, including the assignment to Buyer of all agreements, contracts, purchase orders, instruments or other similar arrangements which, but for Section 2.3(h), would be Transferred Assets. Without in any way limiting the foregoing, Buyer shall reasonably cooperate with and provide assistance to Asset Seller in obtaining all such consents and approvals. If any consent for any agreement is not obtained, such agreement shall not be assigned, but Asset Seller shall, to the extent possible without incurring any liability to any third party, keep the agreement in effect and give the Buyer the benefit of the agreement to the same extent as if it had been assigned including, without limitation, (i) cooperating with Buyer in holding any rights under agreements for which no consent to assign rights to Buyer is obtained ("Non-Assignable Rights") in trust for Buyer or
                              ---------------------
acting as an agent for Buyer; (ii) enforcing any rights of Asset Seller arising from such Non-Assignable Rights against the issuers thereof or the other party or parties thereto; (iii) taking all such actions and doing, or causing to be done, all such things at the request of Buyer as shall be reasonably necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Buyer and (iv) paying over to Buyer all monies or other assets collected by or paid to Asset Seller in respect of such Non-Assignable Rights. Buyer shall perform the obligations under the agreement relating to the benefit obtained by Buyer. Nothing in this Agreement shall be construed as an attempt to assign any agreement or other instrument that is by its terms non-assignable without the consent of the other party.

        Section 5.17   Audited Financial Statements.
                       ----------------------------

        (a) Delivery.  Sellers will use their commercially reasonable efforts to
            --------
     deliver to Buyer (i) by January 15, 2000 draft audited consolidated balance sheets of Asset Seller (with respect to the Division) and the Companies as of December 31, 1997 and 1998 and the related draft audited consolidated statements of operations and cash flow for Asset Seller (with respect to the Division) and the Companies for the successive fiscal year periods ended on such dates ("the "Pre-1999 Draft Financial Statements") and (ii)
                                -----------------------------------
     by February 1, 2000 a draft audited consolidated balance sheet of Asset Seller (with respect to the Division) and the Companies as of December 31, 1999, and the related draft audited consolidated statements of operations and cash flow for Asset Seller (with respect to the Division) and the Companies for the fiscal year period ended on such date (the "1999 Draft
                                                                   ----------
     Financial Statements" and, together with the Pre-1999 Draft Financial
     --------------------
     Statements, the "Draft Financial Statements"). The parties hereto agree
                      --------------------------
     that each such draft audited balance sheet shall include only assets Related to the Business, the assets of the Companies and the liabilities to the extent Related to the Business, and shall exclude the Excluded Assets and the Excluded Liabilities in each case as of, or for, the date or period referred to in such financial statements, and that the audited financial statements shall, in each case, be in form and substance consistent with the requirements of the SEC for a registered offering.

                (b)   Review by Buyer. Upon receipt of all of the Draft
                      ---------------
     Financial Statements, Buyer shall have 15 days (the "Financial Statements Review Period") to review the Draft Financial Statements. From and after the date hereof, Sellers shall give Buyer and Buyer's personnel and advisors reasonable access at all reasonable times to all books, records and other materials relating to the Division and the Companies and any work papers prepared by or for Sellers (including accountant's work papers), in each case as is reasonably requested.

                (c)   Objection by Buyer.  On or prior to the last day of the
                      ------------------
    Financial Statements Review Period, Buyer may object to the Draft Financial Statements by delivering to Seller a written statement setting forth in reasonable detail such Seller's objections to the Draft Financial Statements (the "Financial Statements Statement of Objections"). If Buyer does not
          --------------------------------------------
    deliver a Financial Statements Statement of Objections within the Financial Statements Review Period, the Draft Financial Statements shall be deemed to have been accepted by the Buyers and, assuming the final audited version thereof does not depart therefrom, the condition set forth in Section 6.1(l) shall be deemed to have been satisfied. If Buyer delivers a Financial Statements Statement of Objections within the Financial Statements Review Period, Sellers and Buyer shall negotiate in good faith to resolve such objections, and any objections that are resolved by a written agreement between Buyer and Sellers shall be final and binding on the parties. If all objections are so resolved and the final audited financial statements do not depart from that resolution, the condition set forth in Section 6.1(l) shall be deemed to have been satisfied.

        (d) Resolution of Disputes.  If the Seller and Buyer fail to reach an
            ----------------------
    agreement with respect to all of the matters set forth in the Financial Statements Statement of Objections, then the matters still in dispute shall, not later than 5 business days after the earlier of the end of the Financial Statements Review Period or the first date on which one of the parties affirmatively terminates discussions in writing with respect to the Financial Statements Statement of Objections, be submitted for resolution to the New York office of one of the five largest United States independent certified public accountants that has no material business relationships with Buyer or either of the Sellers, as selected by Buyer and the Sellers jointly (the "Financial Statements Accounting Expert") who, acting as an
                  --------------------------------------
    expert and not as an arbitrator, shall resolve the matters still in dispute. The Financial Statements Accounting Expert's resolution of the matters in dispute shall be final and binding on the parties. The Financial Statements Accounting Expert shall make a determination as soon as practicable and in any event within 10 days (or such other time as the parties hereto shall agree in writing) after its engagement. The parties hereto agree that all adjustments shall be made without regard to materiality. If the final audited financial statements do not depart from such resolution, the condition set forth in Section 6.1(l) shall be deemed to have been satisfied.

        (e) Fees and Expenses.  Buyer shall pay one-half and the objecting
            -----------------
     Seller shall pay one-half of the fees and expenses of the Financial Statements Accounting Expert.

        (f)  Access to Supporting Documentation. Sellers and Buyer shall each
             ----------------------------------
     make readily available to the Financial Statements Accounting Expert all relevant work papers and books and records in their possession or to which they have the power to grant access relating to the Division, the Companies, and the Draft Financial Statements.

        Section 5.18   Confidentiality.
                       ---------------

        (a) Confidentiality.  Each Seller shall treat and hold as confidential
            ---------------
     any information concerning the business and affairs of the Company that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and (except for any information that this Agreement expressly permits Sellers to retain) deliver promptly to Buyer, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. If Seller is required to disclose any Confidential Information in order to avoid violating any Law, Sellers will provide the Buyer with prompt notice of such requirement. To the extent legally permissible and at Buyer's expense, Sellers shall provide the Buyer, in advance of any such disclosure, with copies of any Confidential Information Sellers intend to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with Buyers to the extent Buyer may seek to limit such disclosure. If, in the absence of a protective order or the receipt of a waiver from the Buyer after a request in writing therefor is made by Sellers, and after complying with the foregoing, Sellers are, on the advice of counsel, by Law required to disclose Confidential Information, Sellers may do so without liability hereunder.

          (b)   Remedy for Breach. Each Seller acknowledges and agrees that in
                -----------------
     the event of a breach by any Seller of any of the provisions of this
     Section 5.18, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, Buyer and its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

          (c)   Enforcement. If the final judgment of a court of competent
                -----------
     jurisdiction declares that any term or provision of this Section 5.18 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          Section 5.19  Stockholders Meeting; Information Supplied.
                        ------------------------------------------

          (a) If deemed appropriate, Parent will take all action necessary to convene a meeting (the "Stockholders Meeting") of Parent's stockholders ("Parent Stockholders"), to occur as promptly as practicable after the date hereof, to approve the transactions contemplated hereby.

                  (b) Parent and Buyer each agrees, as to itself and its
            Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion in the proxy statement (and any amendment or supplement thereto) to be filed with the SEC by Parent in connection with the Asset Purchase and Stock Purchase (the "Proxy Statement") will, at the date of mailing to stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  (c) Buyer shall, upon request by Parent, furnish Parent with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the filing and mailing of the Proxy Statement.

                 (d) Buyer and its counsel shall be given an opportunity to review the Proxy Statement, and all amendments or supplements thereof, prior to their being filed with the SEC and Parent shall not make any such filing without the approval of Buyer (which shall not be unreasonably withheld or delayed). Parent shall advise Buyer, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC or any request by the SEC for amendment of the Proxy Statement or proposed responses thereto or requests by the SEC for additional information.

                 Section 5.20 Insurance. The parties acknowledge the possibility
                              ---------
that losses Buyer may suffer after the Closing as a result of events or occurrences affecting the Division or the Companies before the Closing may be covered by insurance policies of Sellers or their Affiliates. The parties further acknowledge the possibility that they may be able to put in place arrangements that would make available to Buyer the benefit of such coverage with respect to such losses without prejudicing Seller's other rights under such policies. The parties agree to cooperate fully with each other and Sellers shall use their best efforts to put such arrangements in place by naming the Buyer as an additional insured under the insurance policies of Sellers or otherwise enable Buyer to benefit from the insurance policies; provided that, if Buyer receives any benefit as a result of any such arrangement in respect of any loss as to which it has already been compensated through an adjustment in the Purchase Price as contemplated by Section 2.8, Buyer and Seller will agree on appropriate measures to avoid any windfall to Buyer. Buyer agrees to reimburse Sellers for all of Sellers' reasonable expenses incurred in connection with obtaining for Buyer the benefit of such insurance coverage with respect to such losses.

        Section 5.21 Sale of Investments. Buyer acknowledges (i) that ZD APN
                     -------------------
Partners and Ziff-Davis Richina Media LDC hold assets that are not Related to the Business; (ii) that, prior to Closing, Stock Seller intends to cause such entities to transfer or other otherwise convey to Affiliates of Stock Seller those assets not Related to the Business; and (iii) that such transfer or conveyance may require the consent of other Persons who hold interests in such entities. In the event that Stock Seller cannot obtain the consents contemplated by this Section or otherwise cannot transfer such assets to Affiliates of Stock Seller, the parties hereto shall negotiate in good faith to determine the appropriate percentage of the interests the Companies currently hold in such entities to remain in the Companies at Closing and the appropriate percentage of such interests to be conveyed to Stock Seller or Affiliates of Stock Seller at Closing in recognition that ZDNet assets are in included in such investments.

        Section 5.22 Estoppel Letters. Prior to the Closing, Sellers shall use
                     ----------------
their reasonable best efforts to obtain and deliver to Buyer at the Closing estoppel letters with respect to the parcels of Leased Real Property listed on
Schedule 5.22 of the Disclosure Schedule.

        Section 5.23 Unregistered Trademarks. The following provisions of this
                     -----------------------
Section 5.23 will apply solely to Unregistered Trademarks that have not been used by the Business at any time since January 1, 1999 ("Inventory Unregistered
                                                         ----------------------
Trademarks"):
----------

        (a) Prior to Closing, Asset Seller may deliver a list of Inventory Unregistered Trademarks which (i) have been used by Asset Seller since January 1, 1999 other than in connection with the Business, and (ii) Asset Seller reasonably believes in good faith are significant to it other than in connection with the Business, it being understood that presentations of Inventory Unregistered Trademarks on the website of a Buyer publication shall not constitute a use of such trademark for the purposes of this
     Section 5.23. Buyer will then, in a reasonable and good faith manner, determine which items on that list are or may become significant to the Business ("Significant Items") and which items are not Significant Items
                -----------------
     ("Insignificant Items").
       -------------------

        (b) At Closing, Buyer and Asset Seller will enter into a quit claim agreement, in a form reasonably satisfactory to the parties, agreeing that neither party will object to the use of any Significant Item by the other party. Each Insignificant Item will be deemed to be an Excluded Asset.

        Section 5.24 Inter@ctive Investor. At Closing, Buyer and Asset Seller
                     --------------------
will enter into a license agreement, in a form reasonably satisfactory to the parties, pursuant to which Asset Seller will grant to Buyer a perpetual license to use the name Inter@ctive Investor and derivatives thereof in any print
                --------------------
publication and in Alternative Electronic Versions (as defined in the license agreement set forth in Exhibit F hereto) (to the fullest extent that Asset Seller has rights therein that it may so license).

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

      Section 6.1 Conditions to Obligations of Buyer. The obligation of Buyer to
                  ----------------------------------
consummate the Asset Purchase and the Stock Purchase and to take the other actions to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer):

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
   of Sellers set forth in this Agreement, individually and in the aggregate, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (in each case ignoring for this purpose any qualification of any such representations and warranties which uses the word "material" or the words "Seller Material Adverse Effect" or any variation of either of the foregoing set forth therein and except that any such representations and warranties that are expressly made as of an earlier date shall be made as of such date and not restated as of a later date); in addition, the aggregate damage to Buyer resulting from all breaches of covenants set forth herein by Sellers or either of them (except in respect of matters which are not within the reasonable control of Sellers or their Affiliates) on or after the date of execution of this Agreement and from all breaches of representations and warranties set forth herein by Sellers or either of them as of the date of execution of this Agreement (in each case ignoring for this purpose any qualification of any such representations and warranties which uses the word "material" or the words "Seller Material Adverse Effect" or any variation of either of the foregoing set forth therein) shall not exceed $15,000,000; and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Sellers by one senior executive officer of each of them to the foregoing effect.

        (b)  Covenants. Sellers shall have performed in all material respects
             ---------
   all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of each of Sellers by one senior executive officer of each of them to such effect.

        (c)  HSR Act; Governmental and Third Party Approvals. The waiting period
             -----------------------------------------------
   applicable to the Asset Purchase and the Stock Purchase under the HSR Act shall have expired or been terminated and all the notices, reports, registrations and other filings with, and all consents, approvals and authorizations from, Governmental Entities listed in Schedule 3.4 of the Disclosure Schedule and

   Schedule 4.3 of the Buyer's Disclosure Schedule and all other third party consents, consultations and approvals required in connection with the transactions contemplated hereby (collectively, "Filings and Approvals"), shall have been made or obtained, as the case may be, except for any such Filings and Approvals the failure of which to make or obtain would not, individually or in the aggregate, have a Seller Material Adverse Effect.

        (d)    Litigation. No Governmental Entity of competent jurisdiction
               ----------
   shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or challenges the validity or legality of the sale of the Transferred Assets or the Shares or the other transactions contemplated by this Agreement or seeks material damages with respect thereto (each, a "Governmental Prohibition"), and no Governmental
                             ------------------------
   Entity or any other Person shall have instituted any Action or threatened in writing to institute any Action seeking any Governmental Prohibition.

        (e)    Receipt of Shares. Buyer shall have received from Stock Seller a
               -----------------
   certificate or certificates evidencing all of the then issued and outstanding Shares, free and clear of all Liens, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with any requisite stock transfer tax stamps properly affixed thereto, or any other documents or copies of registrations required under Laws applicable to the Companies.

        (f)    Opinion of Counsel. Buyer shall have received an opinion, dated
               ------------------
   as of the Closing Date, of counsel of Sellers in a form reasonably acceptable to Buyer and Sellers and covering customary matters for a transaction of this sort.

        (g)    Bill of Sale.  Sellers shall have executed the Bill of Sale, in
               ------------
   substantially the form of Exhibit E hereto.


        (h)    License Agreements. Asset Seller and Buyer shall have entered
               ------------------
   into a license agreement with terms identical to that attached as Exhibit F
                                                                     ---------
   hereto, a license agreement with respect to the ZD name in the form attached hereto as Exhibit G and a Services Agreement in the form of Exhibit H hereto,
             ---------
   and each such agreement shall be in full force and effect.

        (i)    Transition Services Agreement. Sellers and their Affiliates
               -----------------------------
   identified therein shall have executed and delivered to Buyer a Transition Services Agreement as contemplated by Section 5.11, and such agreement shall be in full force and effect.

        (j)    No Seller Material Adverse Effect.  There shall not be any
               ---------------------------------
   matter, circumstance or event which has had or is reasonably likely to have a Seller Material Adverse Effect.

        (k)    Funding of Commitment Letters. Buyer shall have received the
               -----------------------------
   financing proceeds described in the commitment letters set forth in Exhibit D hereto on the terms and conditions set forth therein as they may be modified in a manner that is reasonably acceptable to Buyer.

        (l)    Audited Financial Statements.  Sellers shall have delivered to
               ----------------------------
   Buyer financial statements, prepared in accordance with GAAP consistently applied and audited by PricewaterhouseCoopers LLC (which financial statements shall fully reflect all of the binding decisions or recommendations of any arbitrator appointed pursuant to Section 5.17, if any), consisting of combined balance sheets of the Companies and the Asset Seller (with respect to the Division) as of each of December 31, 1997, 1998 and 1999 (including only the Transferred Assets and the assets of the Companies, and excluding the Excluded Assets, and including only Assumed Liabilities, and excluding the Excluded Liabilities) and the related audited consolidated statements of operations and cash flows for Asset Seller (with respect to the Division) and the Companies for the successive fiscal year periods ended on such dates, in each case in form and substance consistent with the requirements of the SEC for a registered offering.

        (m)    Ancillary Documents. Buyer shall have received from Asset Seller
               -------------------
   instruments of transfer, assignment and conveyance as are necessary to vest in Buyer the right, title and interest of Sellers in accordance with this Agreement in and to the Transferred Assets and the Shares in a form reasonably satisfactory to the Buyer.

        (n)    Estoppel Letters. At or prior to Closing, Asset Seller shall have
               ----------------
   (i) obtained and delivered to Buyer estoppel letters, in form and content reasonably satisfactory to Buyer and Buyer's lender, from the landlords and, if any, sublandlords for the Leased Real Property at 28 East 28th Street in New York City and the Leased Real Properties in San Francisco and Medford at which PC Computing and PC Week are based, or (ii) indemnified Buyer against the consequence of failure to obtain such letters.

        (o)    Compliance with Section 5.9. Buyer shall have received evidence
               ---------------------------
   reasonably satisfactory to Buyer that the covenant set forth in Section 5.9 has been satisfied.

        (p)    EBITDA Calculation.  The 1999 EBITDA calculation shall have
               ------------------
become final.

        (q)    License and Quit Claim Agreements. The license agreement
               ---------------------------------
   contemplated by Section 5.24 shall have been authorized, executed and delivered by Asset Seller; in addition, if there are any Significant Items, the quit claim agreement contemplated by Section 5.23 shall have been authorized, executed and delivered by Asset Seller.

        Section 6.2 Conditions to Obligations of Sellers. The obligation of
                    ------------------------------------
Sellers to consummate the Asset Purchase and the Stock Purchase and to take the other actions to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Sellers):

        (a)   Representations and Warranties. The representations and warranties
              ------------------------------
   of Buyer set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except that any such representations and warranties that are expressly made as of an earlier date need only be true in all material respects as of such earlier date and any representation already qualified by the word "material" or any variation thereof shall be true and correct in all respects) and Sellers shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by one of its senior executive officers to such effect.

        (b)   Covenants. Buyer shall have performed in all material respects all
              ---------
   obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sellers shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by one of its senior executive officers to such effect.

        (c)   HSR Act; Governmental Approvals. The waiting period applicable to
              -------------------------------
   the Asset Purchase and the Stock Purchase under the HSR Act shall have expired or been terminated and all the Filings and Approvals shall have been made or obtained, as the case may be, except for any such Filings and Approvals the failure of which to make or obtain are not, individually or in the aggregate, material.

        (d)   Litigation. No Governmental Entity of competent jurisdiction shall
              ----------
   have enacted, issued, promulgated, enforced or entered any Governmental Prohibition, and no Governmental Entity or any other Person shall have instituted any Action or threatened in writing to institute any Action seeking any Governmental Prohibition.

        (e)   Receipt of Purchase Price.  Sellers shall have received from Buyer
              -------------------------
   the payments required to be made pursuant to Section 2.6 hereof.

        (f)  Opinion of Counsel. Sellers shall have received an opinion, dated
             ------------------
    as of the Closing Date, of Kirkland & Ellis, counsel for Buyer, in a form reasonably acceptable to Buyer and Sellers and covering customary matters for a transaction of this sort.

        (g)  Assignment and Assumption Agreement.  Buyer and its Affiliates, as
             -----------------------------------
    appropriate, shall have executed and delivered the Assignment and Assumption Agreement, in substantially the form of Exhibit I hereto.

        (h)  Stockholder Approval.  If a Stockholders Meeting is convened in
             --------------------
    accordance with Section 5.19, the Stockholders Meeting shall have been held.

       (i)   EBITDA Calculation.  The 1999 EBITDA calculation shall have become
             ------------------
    final.

       (j)   Quit Claim Agreement.  If there are any Significant Items, the quit
             --------------------
    claim agreement contemplated by Section 5.23 shall have been authorized, executed and delivered by Buyer.

                                  ARTICLE VII

                                  TERMINATION

      Section 7.1 Termination. Notwithstanding anything in this Agreement to the
                  -----------
contrary, this Agreement and the transactions contemplated herein may, by written notice given at any time prior to the Closing, be terminated:

        (a)   by either Buyer or Sellers, upon their mutual written consent;

        (b) by either Buyer or Sellers, without liability to the terminating party on account of such termination if the Closing has not occurred within 120 days of the date hereof; provided, however, that a party may not effect a termination pursuant to this Section 7.1(b) if it has breached this Agreement and such breach has proximately contributed to the failure to close;

        (c) by either Buyer or Sellers, if the other party has breached any of its representations, warranties or covenants contained in this Agreement in any material respect and, if curable, such breach has not been cured within 10 days after the terminating party shall have given the other party notice of such breach; provided, however, that termination pursuant to this Section
                   --------  -------
   7.1(c) shall not relieve the breaching party of liability for such breach or otherwise;

        (d) by either Buyer or Sellers, if any Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Governmental Prohibition and such Governmental Prohibition shall have become final and non-appealable;

   provided that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party that has failed to comply with its obligations hereunder in any manner that shall have proximately contributed to the occurrence of such Governmental Prohibition;

        (e) by Buyer, if any of the conditions set forth in Section 6.1 have not been satisfied as of, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to fully comply with its obligations hereunder) by, the date that is 120 days after the date hereof; or

        (f) by Sellers, if any of the conditions set forth in Section 6.2 have not been satisfied as of, or if satisfaction of such a condition is or becomes impossible (other than through the failure of any of Sellers to fully comply with its obligations hereunder or SOFTBANK to comply with its obligations under the Voting Agreement) by, the date that is 120 days after the date hereof.

        Section 7.2 Effect of Termination. In the event of termination of this
                    ---------------------
Agreement pursuant to Section 7.1, this Agreement (other than Section 5.6 (Expenses), this Section 7.2 (Effect of Termination), Section 9.5 (Governing
Law) and Section 9.6 (Consent to Jurisdiction; Waiver of Jury Trial) and the Confidentiality Agreement between Buyer and Sellers' agent, dated September 15, 1999 (the "Confidentiality Agreement"), which shall remain in full force and
           -------------------------
effect) shall forthwith become null and void and no party hereto (or any of its respective Affiliates, Representatives or stockholders) shall have any liability or further obligation to any other party hereto, except as provided in this
Section 7.2; provided, however, that termination will not relieve a party of liability for breach of this Agreement prior thereto. For purposes of this Agreement, the "Representatives" of a Person include such Person's directors,
                ---------------
officers, employees, agents, consultants, legal counsel, accountants and financial advisors.

                                 ARTICLE VIII

                           INDEMNIFICATION; REMEDIES

        Section 8.1 Survival. None of the representations, warranties or covenants (other than (i) Section 5.16 (Non-Assignable Agreements) and Section
5.20 (Insurance), which will survive indefinitely, (ii) covenants to the extent to be performed at or after the Closing which will survive indefinitely, (iii)
Section 5.1 (Conduct of Business), which will survive until the Final Asset Purchase Adjustments shall have been finally determined in accordance with this Agreement, but only in respect of any action or omission to the extent it has the effect of increasing the cash the Seller is able to sweep from the Division or the Companies or decreasing the Final Asset Purchase Adjustments, and (iv)
Section 5.18 (Confidentiality) and the final sentence of Section 5.8(a), which will survive until the Final Asset Purchase Adjustments) of the parties contained in this Agreement shall survive the Closing and no claims for breach or otherwise in respect thereof may be made or continued after the Closing by any party; provided, however that the representations set forth in Sections 3.2, 3.3, and 4.2 shall survive the Closing.

        Section 8.2   Indemnification by Buyer and Sellers.
                      ------------------------------------

        (a) Buyer shall indemnify and hold harmless Sellers and (without duplication) its successors, assigns, stockholders, Affiliates and Representatives from and against any and all damages, losses, liabilities, judgments and out-of-pocket expenses (including out-of-pocket costs of investigation and defense and reasonable attorneys' and accountants' fees) of any kind or nature whatsoever incurred or sustained by them arising out of or resulting from any Assumed Liabilities.

        (b) The Sellers shall jointly and severally indemnify and hold harmless each of Buyer and the Companies and (without duplication) each of its respective successors, assigns, stockholders, Affiliates and Representatives from and against any and all damages, losses, liabilities, judgments and out-of-pocket expenses (including out-of-pocket costs of investigation and defense and reasonable attorneys' and accountants' fees) of any kind or nature whatsoever incurred or sustained by them arising out of or resulting from (i) the Excluded Liabilities, and each other Liability of any of the Sellers and their Affiliates, other than Assumed Liabilities and Liabilities of any of the Companies, and (ii) the failure of Asset Seller to assign to Buyer any Nonassignable Rights.

        Section 8.3   Tax Indemnification by Stock Seller; Procedure.
                      ----------------------------------------------

        (a) Stock Seller shall be liable for, and indemnify Buyer for (i) Taxes imposed on members (other than the Companies) of a group of corporations that includes or included any Company for any taxable year (including any obligation to contribute to the payment of Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included any Company and Tax resulting from any Company ceasing to be a member of such group), and (ii) Tax of the Companies for any taxable year or period ending on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year or period ending on and including the Closing Date. Stock Seller shall be entitled to any refund of Taxes of any Company received for such periods. For purposes of this Agreement, "Tax"
                                                                        ---
    means any foreign, federal, state or local income, gross receipts, license, severance, occupation, capital gains, premium, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs, duties, profits, disability, registration,
          ----
    alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, production, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, and any interest in respect of such penalties, additions, assessments or deferred liability, whether disputed or not.

                (b) For purposes of Section 8.3(a), whenever it is necessary to determine the liability for Taxes of any Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of any Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that such Company had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                (c) Stock Seller shall pay to Buyer the Taxes for which Stock Seller is liable pursuant to Section 8.3(a) but which are payable with Tax Returns to be filed by Buyer pursuant to Section 8.4(c) within 10 days prior to the due date for the filing of such Tax Returns.

                (d) Stock Seller shall file or cause to be filed when due, in accordance with past practice, all Tax Returns that are required to be filed by or with respect to the Companies for taxable years or periods ending on or before the Closing Date and shall remit any Taxes due in respect of such Tax Returns.

                (e) Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by any Company shall be terminated as to any Company as of the Closing Date, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder.

                (f) Any payment of Taxes made pursuant to this Section 8.3 shall be treated as an adjustment to the Purchase Price for the Shares.

                (g)   After the Closing Date, Stock Seller shall:

                      (1) assist, and cause its respective Affiliates to assist, Buyer in preparing any Tax Returns or reports which Buyer is responsible for preparing and filing in accordance with Section 8.4(c);

                      (2) cooperate fully with Buyer in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Companies;

                      (3) make available to Buyer and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Companies;

                      (4) provide timely notice to Buyer in writing of any pending or threatened tax audits or assessments of the Companies for taxable periods for which Buyer may have a liability under Section 8.4(a); and

                      (5) furnish Buyer with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

        (h) The obligations of Stock Seller set forth in this Section 8.3 shall remain in effect until the expiration of the relevant statutes of limitations (including any extensions thereof).

        Section 8.4   Tax Indemnification by Buyer; Procedure.
                      ---------------------------------------

        (a) Buyer shall be liable for and indemnify Stock Seller for Taxes of the Companies for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year beginning after the Closing Date.

        (b) For purposes of Section 8.4(a), whenever it is necessary to determine the liability for Taxes of any Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of any Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that such Company had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

        (c) Buyer shall file or cause to be filed when due, in accordance with past practice, all Tax Returns that are required to be filed by or with respect to any Company for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns.

        (d) Buyer shall promptly notify Stock Seller in writing upon receipt by Buyer, any of its Affiliates or any Company of notice of any pending or threatened Tax audits or assessments which may materially affect the tax liabilities of any Company for which Stock Seller would be required to indemnify

   Buyer pursuant to Section 8.3(a). Stock Seller shall have the sole right to represent any Company's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Stock Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Stock Seller pursuant to Section 8.3(a) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such Tax claim. Neither Buyer nor any Company may agree to settle any Tax claim for the portion of the year or period ending on or before the Closing Date which may be the subject of indemnification by Stock Seller under Section 8.3(a) without the prior written consent of Stock Seller, which consent shall not be unreasonably withheld.

                (e) With respect to the taxable year of Stock Seller ending 1999 and the period prior to the Closing Date, Buyer shall promptly cause each Company to prepare and provide to Stock Seller a package of tax information materials (the "Tax Package"), which shall be completed in
                               -----------
   accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measures of income of such Company. Buyer shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Stock Seller within 120 days after the Closing Date.

                (f) Any payment of Taxes made pursuant to this Section 8.4 shall be treated as an adjustment to the Purchase Price for the Shares.

                (g)   After the Closing Date, Buyer shall:

                      (1) assist, and cause its respective Affiliates to assist, Sellers in preparing any Tax Returns or reports which Stock Seller is responsible for preparing and filing in accordance with Section 8.3(d);

                      (2) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of any Company;

                      (3) make available to Stock Seller and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Companies;

                      (4) provide timely notice to Stock Seller in writing of any pending or threatened tax audits or assessments of any Company for taxable periods for which Stock Seller may have a liability under Section 8.3(a) ;

                      (5) provide to Stock Seller at least 30 days before due any Tax Returns or reports relating to a taxable period for which Stock Seller may have a liability under Section 8.3(a); and

                      (6)  furnish Stock Seller with copies of all
                           correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

           (h) The obligations of Buyer set forth in this Section 8.4 shall remain in effect until the expiration of the relevant statutes of limitations (including any extensions thereof).

                                  ARTICLE IX

                                 MISCELLANEOUS

        Section 9.1  Assignments; No Third Party Rights.
                     ----------------------------------

        (a) Buyer may not assign any of its rights or obligations under this Agreement without the prior written consent of Sellers (which may not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void. The preceding sentence notwithstanding, Buyer may assign this Agreement or all or any part of its rights and obligations under this Agreement, following written notice to Sellers, to a wholly owned Subsidiary of Buyer or to a lender or financing source for collateral purposes; provided, however, that no such assignment shall relieve Buyer of its obligations under this Agreement. "Subsidiary" means, with respect to any Person, any corporation
                  ----------
 or other entity of which such Person has, directly or indirectly, (i) ownership of securities or other interests having the power to elect a majority of the Board of Directors or similar governing body of such corporation or other entity, or (ii) the power to direct the business and policies of that corporation or other entity.

        (b) Sellers may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer and any purported assignment without such consent shall be void.

        (c) Except as provided in Section 8.2, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. Except as provided in Section 8.2, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

        Section 9.2 Entire Agreement. This Agreement, including the Exhibits
                    ----------------
hereto, the Disclosure Schedule, the Buyer's Disclosure Schedule and the other agreements and written understandings referred to herein or otherwise entered into by the parties hereto on the date hereof, and the Confidentiality Agreement constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto. There are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

        Section 9.3  Amendment or Modification.  This Agreement may be amended
                     -------------------------
or modified only by written instrument signed by all of the parties hereto.

        Section 9.4  Notices. All notices, requests, instructions, claims,
                     -------
demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that each such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (iv) five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, to the parties at the following addresses:

            If to Buyer:    WS-ZD Acquisition, Inc.
                            c/o Willis Stein & Partners II, L.P.
                            227 West Monroe Street
                            Chicago, IL  60606
                            Telephone:    312/422-2400
                            Facsimile:    312/422-2418
                            Attention:    Daniel H. Blumenthal
                                          Avy H. Stein

            With a copy to:     Kirkland & Ellis
                                200 E. Randolph Drive
                                57th Floor
                                Chicago, IL 60601
                                Telephone:  312/861-2000
                                Facsimile:  312/861-2200
                                Attention:  John A. Weissenbach

            If to Sellers:      ZD Inc.
                                28 East 28th Street
                                New York, NY 10016
                                Telephone:  (212) 503-3500
                                Facsimile:  (212) 503-3581
                                Attention:  J. Malcolm Morris

            With a copy to:     Sullivan & Cromwell
                                125 Broad Street
                                New York, NY 10004
                                Telephone:  (212) 558-4000
                                Facsimile:  (212) 558-3588
                                Attention:  Alan J. Sinsheimer

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

        Section 9.5 Governing Law. This agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and without regard to the conflict of law principles thereof.

        Section 9.6   Consent to Jurisdiction; Waiver of Jury Trial.
                      ---------------------------------------------

        (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein, and hereby waive, and agree not to assert, as a defense in any action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 hereof or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                (b) Each party hereto hereby acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9.6.

                Section 9.7 Severability. In case any one or more of the
                            ------------
provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

                Section 9.8  Waiver of Conditions.
                             --------------------

                (a) To the extent permitted by applicable Law: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                (b) The rights and remedies of the parties hereto are cumulative and not alternative. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

                Section 9.9 Actions of the Companies. Whenever this Agreement
                            ------------------------
requires any Company to take any action, such requirement shall be deemed to involve, with respect to actions to be taken at or prior to the Closing, an undertaking on the part of the Applicable Seller to cause such Company to take such action and, with respect to actions to be taken after the Closing, an undertaking on the part of Buyer to cause such Company to take such action.

                Section 9.10 Descriptive Headings; Construction. The descriptive
                             ----------------------------------
headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms and shall be deemed to be followed by the phrase "without limitation."

                Section 9.11 Counterparts. For the convenience of the parties
                             ------------
hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                Section 9.12 Knowledge. When references are made in this
                             ---------
Agreement to information being "to the knowledge of Sellers" or similar language, such knowledge shall refer to the knowledge of the officers of Sellers and the Companies set forth in Schedule 9.12 of the Disclosure Schedule. Such individuals shall be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter after due inquiry.

                Section 9.13 Materiality. Whenever (i) the terms "material,"
                             -----------
"materially," "in all material respects" or similar materiality qualifiers are used in this Agreement in relation to (a) Sellers, (b) the Division, (c) the Companies or all or any of (a), (b) and (c), they shall be deemed to refer only to matters, circumstances or events that are material to the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Division and the Companies taken as a whole, and (ii) the term "Seller Material
                                                                ---------------
Adverse Effect" is used in this Agreement, it shall be deemed to refer to any
--------------
matters, effects, circumstances or events that have had or are reasonably likely to have a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Division and the Companies taken as a whole; provided, however, that whenever such terms are used
                            --------  -------
in connection with the performance of or failure to perform any covenant (except in respect of matters which are not within the reasonable control of Sellers or their Affiliates) after the date hereof or in a representation or warranty insofar as it speaks as of the date of execution of this Agreement, such terms shall be deemed to refer to matters, circumstances, effects or events that have resulted in, or would result in, damages, losses, liabilities, judgments or expenses of $15,000,000 or greater; and provided, further, that for purposes of
                                        --------  -------
Section 6.1(j) and, to the extent relating to Section 3.7(a), Section 6.1(a), no material adverse change that is fully reflected in the financial projections included in Schedule 9.13 of the Disclosure Schedule shall be considered.

                           (SIGNATURE PAGE FOLLOWS)

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized as of the date first written above.


                                     ZD INC.


                                     By:       /s/ TIMOTHY C. O'BRIEN
                                         --------------------------------
                                         Name: Timothy C. O'Brien
                                         Title: Chief Financial Officer



                                     ZD HOLDINGS (EUROPE) LTD.



                                     By:       /s/ TIMOTHY C. O'BRIEN
                                         -----------------------------
                                         Name: Timothy C. O'Brien
                                         Title: Director


                                     WS-ZD ACQUISITION, INC.


                                     By:       /s/ AVY H. STEIN
                                        ------------------------------
                                        Name: Avy H. Stein
                                        Title: President